Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-64909


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 9, 2001)


                                 $239,495,000

               MORGAN STANLEY ABS CAPITAL I INC. TRUST 2001-WF1

           MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2001-WF1

                        WELLS FARGO HOME MORTGAGE, INC.
                                   SERVICER

                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR

THE FOLLOWING CLASSES OF CERTIFICATES ARE BEING OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:


                  ORIGINAL CLASS
    CLASS      CERTIFICATE BALANCE   PASS-THROUGH RATE
------------- --------------------- ------------------
  CLASS A-1        $180,921,000          VARIABLE
  CLASS A-2        $ 20,070,000          VARIABLE
  CLASS M-1        $ 14,530,000          VARIABLE
  CLASS M-2        $ 13,319,000          VARIABLE
  CLASS B-1        $ 10,655,000          VARIABLE


     YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 19 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

     The certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

     Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.


THE TRUST FUND --

     o The trust fund consists primarily of two groups of fixed and adjustable-rate, first-lien mortgages on residential real properties.

THE CERTIFICATES --

     o The certificates represent beneficial interests in the assets of the trust fund, as described in this prospectus supplement;

     o The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin described in this prospectus supplement.

CREDIT ENHANCEMENT --

     o Subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement";

     o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions"; and

     o Excess interest as described in this prospectus supplement under "Description of the Certificates-- Overcollateralization Provisions."


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANY OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated, Blaylock & Partners, L.P. and Utendahl Capital Partners, L.P. and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the certificates are anticipated to be approximately $238,896,263 before the deduction of expenses payable by the depositor, estimated to be approximately $800,000. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about April 25, 2001.











MORGAN STANLEY DEAN WITTER

                           BLAYLOCK & PARTNERS, L.P.

                                                UTENDAHL CAPITAL PARTNERS, L.P.
April 12, 2001

           IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Loan Asset-Backed Certificates, Series 2001-WF1 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

     Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036; Attention: General Counsel, and its phone number is (212) 761-4000.


                               TABLE OF CONTENTS




PROSPECTUS SUPPLEMENT                                PAGE
-------------------------------------------------   -----
Summary .........................................   S-1
Risk Factors ....................................   S-4
   Effect on Yields Caused by
      Prepayments, Defaults and Losses ..........   S-5
Transaction Overview ............................   S-11
   Parties ......................................   S-11
   The Transaction ..............................   S-11
The Mortgage Pool ...............................   S-12
   General ......................................   S-12
   Prepayment Premiums ..........................   S-13
   Adjustable-Rate Mortgage Loans ...............   S-13
   The Index ....................................   S-14
   Underwriting Guidelines ......................   S-14
   The Group I Mortgage Loans ...................   S-16
   The Group II Mortgage Loans ..................   S-27
   Credit Scores ................................   S-35
The Servicer ....................................   S-38
The Trustee .....................................   S-40
Description of the Certificates .................   S-40
   Book-Entry Registration ......................   S-40
   Definitive Certificates ......................   S-43
   Assignment of the Mortgage Loans .............   S-44


PROSPECTUS SUPPLEMENT                                PAGE
-------------------------------------------------   -----
   Delivery of Mortgage Loan Documents...........   S-44
   Representations and Warranties
      Relating to the Mortgage Loans ............   S-45
   Distributions on the Mortgage Loans ..........   S-46
   Distributions ................................   S-47
   Priority of Distributions Among
      Certificates ..............................   S-48
   Distributions of Interest and Principal ......   S-48
   Calculation of One-Month LIBOR ...............   S-51
   Excess Reserve Fund Account ..................   S-51
   Overcollateralization Provisions .............   S-51
   Reports to Certificateholders ................   S-52
   Amendment ....................................   S-52
The Pooling and Servicing Agreement .............   S-53
   Servicing Fees and Other Compensation
      and Payment of Expenses ...................   S-53
   P&I Advances and Servicer Advances ...........   S-53
   Prepayment Interest Shortfalls ...............   S-54
   Servicer Reports .............................   S-54
   Collection and Other Servicing
      Procedures ................................   S-55
   Hazard Insurance .............................   S-55

PROSPECTUS SUPPLEMENT                               PAGE
------------------------------------------------   -----
   Realization Upon Defaulted Mortgage
      Loans ....................................   S-56
   Removal and Resignation of the
      Servicer .................................   S-56
   Termination; Optional Clean-up Call .........   S-57
Prepayment and Yield Considerations ............   S-58
   Structuring Assumptions .....................   S-58
   General .....................................   S-61
   Defaults in Delinquent Payments .............   S-61
   Prepayment Considerations and Risks .........   S-61
   Overcollateralization Provisions ............   S-63
   Class M and Class B-1 Certificates ..........   S-63
   Weighted Average Lives of the Offered
      Certificates .............................   S-64
   Decrement Tables ............................   S-64
   Prepayment Scenarios ........................   S-64
   Last Scheduled Distribution Date ............   S-67


PROSPECTUS SUPPLEMENT                               PAGE
------------------------------------------------   -----
Certain Federal Income Tax
   Considerations ..............................   S-67
   General .....................................   S-67
   Taxation of Regular Interests ...............   S-68
   Status of the Offered Certificates ..........   S-68
   The Cap Contract Component ..................   S-68
   Other Matters ...............................   S-69
State Taxes ....................................   S-69
ERISA Considerations ...........................   S-69
Legal Investment ...............................   S-71
Plan of Distribution ...........................   S-71
Legal Matters ..................................   S-72
Ratings ........................................   S-72
Glossary .......................................   S-73
Annex I Global Clearance, Settlement and
   Tax Documentation Procedures ................   I-1

                                   PROSPECTUS




PROSPECTUS                                         PAGE
---------------------------------------------   ---------
Prospectus Supplement or Current
   Report on Form 8-K .......................        2
Available Information .......................        3
Reports to Securityholders ..................        4
Summary of Terms ............................        6
Risk Factors ................................       19
The Trust Fund ..............................       30
Use of Proceeds .............................       45
The Depositor ...............................       45
Description of the Securities ...............       46
Credit Enhancement ..........................       62
Yield and Prepayment Considerations .........       67


PROSPECTUS                                         PAGE
---------------------------------------------   ---------
The Agreements ..............................       69
Certain Legal Aspects of the Loans ..........       84
Federal Income Tax Consequences .............       99
State Tax Considerations ....................      120
ERISA Considerations ........................      120
Legal Investment ............................      125
Method of Distribution ......................      126
Legal Matters ...............................      126
Financial Information .......................      126
Rating ......................................      127
Index of Defined Terms ......................      128

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES.

THE OFFERED CERTIFICATES

       The Morgan Stanley ABS Capital I Inc. Trust 2001-WF1 will issue the Mortgage Loan Asset-Backed Certificates, Series 2001-WF1. Five classes of the certificates, the Class A-1 certificates, Class A-2 certificates, Class M-1 certificates, Class M-2 certificates and the Class B-1 certificates, are being offered to you by this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans and the Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M and Class B-1 certificates represent interests in all the mortgage loans.

THE OTHER CERTIFICATES

       The trust will also issue three other classes of certificates, the Class X, Class P and Class R certificates, that will not be offered under this prospectus supplement.

       The Class X certificates will have an initial certificate principal balance of approximately $2,663,373.79, which is approximately equal to the initial overcollateralization required by the pooling agreement. The Class X certificates initially evidence an interest of approximately 1.10% in the trust fund.

       The Class P certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

       The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.


CLOSING DATE

       On or about April 25, 2001.


CUT-OFF DATE

       As of the opening of business on April 1, 2001.

DISTRIBUTIONS

       Distributions on the certificates will be made on the 25th day of each month, or, if such 25th day is not a business day, on the next business day, beginning on May 25, 2001, to the holders of record on the preceding record date.

       The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.


PAYMENTS OF INTEREST

       The interest rate for each class of offered certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to a cap. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.


PAYMENTS OF PRINCIPAL

       Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions" in this prospectus supplement.


CREDIT ENHANCEMENT

       The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

        o The use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

        o The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and


        o The allocation of losses on the mortgage loans to the most subordinate classes of certificates.


THE MORTGAGE LOANS


       The mortgage loans to be included in the trust estate will be primarily fixed- and adjustable-rate mortgage loans secured by first mortgages or deeds of trust on residential real properties.


       On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $242,158,473.79. Approximately 88.92% of the mortgage loans are adjustable-rate and approximately 11.08% are fixed-rate.


       The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 349 months and have the following approximate characteristics as of the cut-off date:




Range of mortgage
   rates: .......................          7.750%      14.750%
Weighted average
   mortgage rate: ...............         11.229%
Range of gross margins
   of adjustable-rate
   mortgage loans: ..............          2.750%       9.750%
Weighted average gross
   margin of
   adjustable-rate
   mortgage loans: ..............          6.805%
Range of minimum
   mortgage rates of
   adjustable-rate
   mortgage loans: ..............          2.750%       9.750%
Weighted average
   minimum mortgage
   rate of adjustable-
   rate mortgage loans: .........          6.805%


Range of maximum
   mortgage rates of
   adjustable-rate
   mortgage loans: ..............         13.750%      20.625%
Weighted average
   maximum mortgage
   rate of adjustable-
   rate mortgage loans: .........         17.205%
Range of principal                  $9,888.63 to
   balances: ....................   $ 474,036.12
Average principal
   balance: .....................   $ 106,396.52
Range of original loan-             16.00% to
   to-value ratios: .............         100.00%
Weighted average loan-
   to-value ratio: ..............          80.42%
Weighted average next
   adjustment date of
   adjustable-rate
   mortgage loans: ..............   February 28, 2003
Balloon loans: ..................           2.67%

       For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac guidelines. The group II mortgage loans consist of all other mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Pool" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans and the Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M and Class B-1 certificates represent interests in all the mortgage loans.

       After an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will adjust either semi-annually on each adjustment date to equal the sum of six-month LIBOR or annually on each adjustment date to equal the sum of one-year CMT and, in each case, the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Pool--The Index."

       For some of the adjustable-rate mortgage loans, the first adjustment date will occur only after an initial period of approximately two or three years, as more fully described under "The Mortgage Pool."

       For additional information regarding the mortgage loans, see "The Mortgage Pool."


SERVICING OF THE MORTGAGE LOANS

       Wells Fargo Home Mortgage, Inc. will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.


OPTIONAL TERMINATION OF THE TRUST

       The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans after applying payments received for the related due period is equal to or less than 10% of the aggregate principal balances of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment in full of the certificates on such distribution date.


ADVANCES

       The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans unless the servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.


ERISA CONSIDERATIONS

       Subject to the conditions described under "ERISA Considerations" herein, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code.


FEDERAL TAX ASPECTS


       Brown & Wood LLP acted as tax counsel to the trust and is of the opinion that:


        o the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes and


        o the Class A-1, Class A-2, Class M, Class B-1, Class P and Class X certificates will be regular interests in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes.


LEGAL INVESTMENT


       The offered certificates will NOT constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.


RATINGS


       In order to be issued, the certificates must be assigned ratings not lower than the following by Fitch, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's"):




                 FITCH     MOODY'S
                -------   --------
A-1 .........     AAA        Aaa
A-2 .........     AAA        Aaa
M-1 .........      AA        Aa2
M-2 .........      A         A2
B-1 .........     BBB-      Baa3


       A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

     In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the mortgage loan pool as of the cut-off date, which is the opening of business on April 1, 2001.


LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.


GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

     Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

     In particular, the following percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:


Group I mortgage loans




 CALIFORNIA     MINNESOTA     MICHIGAN     COLORADO       TEXAS        ARIZONA
------------   -----------   ----------   ----------   ----------   -------------
   11.74%          6.57%         6.40%        6.25%        6.23%           5.30%

Group II mortgage loans




 CALIFORNIA     NEW JERSEY     TENNESSEE     MINNESOTA       COLORADO
------------   ------------   -----------   -----------   -------------
   38.31%           7.52%         6.41%         6.14%            5.64%

     Because of the relative geographic concentration of the mortgage loans within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and such increase may be substantial.



A PORTION OF THE MORTGAGE LOANS REQUIRE LARGE BALLOON PAYMENTS AT MATURITY; THESE BALLOON LOANS MAY INVOLVE A GREATER RISK OF DEFAULT DUE TO THESE LARGE PAYMENTS, WHICH COULD LEAD TO LOSSES ON YOUR CERTIFICATES.

     Approximately 2.82% of the group I mortgage loans and 1.24% of the group II mortgage loans on the cut-off date are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their term, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. The borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan. The originators have only limited historical default data with respect to their balloon loans and do not believe that their data is sufficient to predict the default experience of the balloon loans.

     Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays and foreclosure costs could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the certificates could occur.


EFFECT ON YIELDS CAUSED BY PREPAYMENTS, DEFAULTS AND LOSSES

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

 o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

 o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

 o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease.

 o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

 o Approximately 90.61% of the group I mortgage loans and approximately 71.54% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

 o A selling party may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

 o The servicer may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans after applying payments received for the related due period is equal to or less than 10% of the aggregate principal balance of all of the mortgage loans as of the cut off date.


If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.


 o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.


 o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.


 o The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. In particular, the Class M and Class B-1 certificates do not receive (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in May 2004. Thereafter, subject to the loss and delinquency performance of the mortgage pool, the Class M and Class B-1 certificates may continue (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the Class M and Class B-1 certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B-1 certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.


The value of your certificates may be reduced if the rate of default or the amount of losses are higher than expected.


 o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicer, the trustee, the underwriters or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.


Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.


 o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

 o The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the Class B-1 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

 o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.


INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

 o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

 o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

 o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

 o The adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass through rates on the offered certificates, and the fixed-rate mortgage loans have mortgage rates that do not adjust. In addition, the first adjustment of the mortgage rates for approximately 83.73% of the adjustable-rate mortgage loans will not occur until two years after the date of origination and the first adjustment of the mortgage rates for approximately 15.86% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. As a result, the pass through rates on the offered certificates may increase relative to the weighted average of the mortgage rates on the mortgage loans, or the pass through rate on the offered certificates may remain constant as the weighted average of the mortgage rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

 o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

 o Investors in the offered certificates, and particularly the Class B-1 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.


EFFECT OF MORTGAGE RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES OF THE
   OFFERED CERTIFICATES.

     The offered certificates accrue interest at pass through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass through rates for the offered certificates is based on the weighted average of the mortgage rates on the mortgage loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

 o The mortgage rates on the fixed-rate mortgage loans will not adjust, and the mortgage rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index; a one-year CMT, or treasury index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and approximately 99.71% and 98.51% of the adjustable-rate mortgage loans in group I and group II, respectively, will not have the first adjustment to their mortgage rates until two years or three years after the origination thereof. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

 o Six-month LIBOR and one-year CMT may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

 o The pass-through rates for the offered certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for such classes for extended periods in a rising interest rate environment.

 o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the offered certificates are more likely to be limited.

 o If the pass-through rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust.


PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATE.

     The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which such prepayment was received by the servicer. The servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on such mortgage loan, but only to the extent of the servicing fees for such mortgage loan for such calendar month.

     If the servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.


ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M AND CLASS B-1 CERTIFICATES.

     The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates and the Class B-1 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-1 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Class M or Class B-1 certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B-1 certificates will not be entitled to any principal distributions until at least May 2004 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B-1 certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B-1 certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

     In addition, the multiple class structure of the Class M and Class B-1 certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M and Class B-1 certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B-1 certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.


DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
   THE MORTGAGE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.


HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 46.37% and 41.36% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios in excess of 80%, but no more than 100.00%, at origination. Additionally, the servicer's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.


VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

    o the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

    o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     Each selling party will represent that, as of the date specified in the pooling and servicing agreement, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In addition, Wells Fargo will represent that none of the mortgage loans sold by it are subject to the Home Ownership and Equity Protection Act of 1994. In the event of a breach of any of such representations, the related selling party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.


THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

     The certificates will not represent an interest in or obligation of the depositor, the servicer, the originators, the selling parties, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicer, the originators, the selling parties, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.


LACK OF LIQUIDITY.

     The underwriters intend to make a secondary market in the certificates, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


REDUCTION OR WITHDRAWAL OF RATINGS.

     Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.


SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."


                              TRANSACTION OVERVIEW


PARTIES

     The Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4700.

     The Originators. With respect to the Wells Fargo Loans, Wells Fargo Home Mortgage, Inc., a California corporation. With respect to the EMS Loans, Eastern Mortgage Services, Inc.

     The Servicer. Wells Fargo Home Mortgage, Inc. will act as servicer.

     The Trustee. Bankers Trust Company of California, N.A. a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration--MS01W1 and its telephone number is (714) 247-6000. For a description of the trustee, see "The Trustee" herein.

     The Rating Agencies. Fitch, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the certificates.

THE TRANSACTION

     Issuance of the Certificates. Morgan Stanley ABS Capital I Inc. Trust 2001-WF1 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of April 1, 2001 by and among the depositor, the servicer, the selling parties and the trustee.

                               THE MORTGAGE POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is the opening of business on April 1, 2001. With respect to the mortgage pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage pool, and may not be included in the final mortgage pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

GENERAL

     The trust will primarily consist of approximately 2,276 conventional, adjustable- and fixed-rate, fully-amortizing and balloon, first lien residential mortgage loans with original terms to maturity from the first due date of the scheduled payment of not more than 30 years, having a cut-off date balance (after giving effect to Scheduled Payments due on such date) of approximately $242,158,473.79. Approximately 99.49% of the mortgage loans in the trust were originated or acquired by Wells Fargo Home Mortgage, Inc, the Wells Fargo Loans; the remaining 0.51% of the mortgage loans in the trust were originated or acquired by Eastern Mortgage Services, Inc., and previously sold to Morgan Stanley Dean Witter Mortgage Capital, Inc., the EMS Loans.

     The mortgage loans were originated generally in accordance with the underwriting guidelines described herein. See "Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The mortgage loans to be included in the trust will be acquired by the depositor from an affiliate which purchased them from the originators.

     Approximately 395 (or 11.08%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 1,881 (or 88.92%) are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing, townhouses or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related mortgaged property.


     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 45.87% of the mortgage loans have original Loan-to-Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     Primary mortgage insurance was obtained with respect to approximately 88.09% of the mortgage loans with Loan-to-Value Ratios in excess of 80%.

     All of the adjustable-rate mortgage loans and approximately 75.94% of the fixed-rate mortgage loans are fully amortizing. However, approximately 24.06% of the fixed-rate mortgage loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by certificateholders, to the extent not covered by the applicable credit enhancement. The servicer will not make any advances with respect to delinquent Balloon Payments.


PREPAYMENT PREMIUMS

     Approximately 88.70% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the Penalty Period, as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the Offered Certificates.

     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling agreement if waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan.


ADJUSTABLE-RATE MORTGAGE LOANS

     Approximately 83.75% of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index (as described below under "--The Index") and approximately 16.25% of the adjustable-rate mortgage loans provide for annual adjustment of the related mortgage rate based on the One-Year CMT Index (as described below under "--The Index), as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 83.73% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination; in the case of approximately 15.86% of the adjustable-rate mortgage loans, approximately three years after origination. Approximately 0.41% of the adjustable-rate mortgage loans have no delayed adjustment date. On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable LIBOR index or One-Year CMT Index and a fixed percentage amount (the "Gross Margin"), provided that in the substantial majority of cases the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.00% to 3.00%) specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from

1.00% to 3.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR Index or One-Year CMT Index and the related Gross Margin, rounded as described herein. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrower to convert the adjustable mortgage rate to a fixed mortgage rate.


THE INDEX

     The Index used in determining the mortgage rates of approximately 83.75% of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. The Index used in determining the mortgage rates of approximately 16.25% of the adjustable-rate mortgage loans is the One-Year CMT Index calculated on the basis of information contained in the "release" regarding yields on actively traded issues of U.S. Treasury securities adjusted to a constant maturity of one year. In the event that the applicable Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.


UNDERWRITING GUIDELINES

     The mortgage loans originated or acquired by the Originators were done so in accordance with the underwriting guidelines established by it (collectively, the "Underwriting Guidelines"). The following is a general summary of the Underwriting Guidelines believed by the Depositor to have been generally applied, with some variation, by the Originators. This summary does not purport to be a complete description of the underwriting standards of the Originators.

     The Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value of the mortgaged property as collateral. On a case-by-case basis, an Originator may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines, or a borrower that would otherwise qualify for a lesser loan amount, warrants an exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the mortgage loans may represent such underwriting exceptions.

     Under the Underwriting Guidelines, the originator reviews and verifies the loan applicant's sources of income (except under the stated income and no documentation programs), calculates the amount of income from all such sources indicated on the loan application or similar documentation, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property that conforms to Fannie Mae and Freddie Mac standards and (2) a review of the appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 95% (or, with respect to certain mortgage loans, up to 100%) for the highest credit grading category (up to 95% under the stated income programs), depending on the creditworthiness of the borrower and, in some cases, the type and use of the property and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

     The mortgage loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the Originator's retail branches or were purchased from originators approved by the Originator. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. The Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

     Mortgaged properties are generally appraised by qualified independent appraisers. Appraisals are required to be on fully completed Fannie Mae or Freddie Mac approved forms. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the Originator before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

     The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Borrowers who qualify under the Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because the Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors--Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities" herein.

     In general, a substantial majority of the mortgage loans were originated consistent with and generally conform to "Full Documentation," "Lite Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, the Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The Underwriting Guidelines permit one-to four-family loans to have loan-to-value ratios at origination of generally up to 95% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the borrower's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a borrower under a lease option purchase, the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of the mortgage loan.

     Certain of the mortgage loans were originated under "No Documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

     Under the Full Documentation programs, applicants generally are required to submit one or two written forms of verification of stable income for 24 months. Under the Lite Documentation programs, generally one such form of verification is required for six months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria with no independent verification of income. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except in the case of mortgage loans with loan-to-value ratios below a specified level or with other risk mitigating factors such as a low borrower debt-to-income ratio. Generally, no such verification is required under other programs.

     Various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories. A substantial portion of the mortgage loans expected to be included in the trust were classified by the Originator in relatively low (meaning relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if those mortgage loans had been classified in relatively higher categories.

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date.



Cut-off date principal balance of group I mortgage loans .....................   $ 217,977,132.02
Cut-off date principal balance of group I fixed-rate mortgage loans ..........     24,918,288.33
Cut-off date principal balance of group I adjustable-rate mortgage loans .....    193,058,843.69
Mortgage Rates:
 Weighted Average ............................................................             11.334%
 Range .......................................................................   7.750% to 14.750%
Weighted average remaining term to maturity (in months) ......................                349

     The scheduled principal balances of the group I mortgage loans range from approximately $9,888.63 to approximately $274,944.38. The group I mortgage loans had an average scheduled principal balance of approximately $99,170.67.

     The weighted average Combined Loan-to-Value Ratio of the group I mortgage loans is approximately 82.28%, the Loan-to-Value Ratio at origination of the group I mortgage loans is approximately 80.32% and approximately 46.37% of the group I mortgage loans have Loan to Value Ratios at origination exceeding 80%. Approximately 99.11% of the group I mortgage loans with Loan-to-Value Ratios over 80% at origination have mortgage insurance policies.

     No more than approximately 0.59% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.


     None of the group I mortgage loans will be "High Rate, High Cost" loans or
Section 226.32 loans as described in Regulation Z of the Truth in Lending Act.


     None of the group I mortgage loans will have prepayment penalty periods in excess of five years.


     In connection with the origination of any group I mortgage loans, no proceeds from a group I mortgage loan were used to finance single premium credit insurance policies.


     The following tables set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                            GROUP I MORTGAGE LOANS

                                 PRODUCT TYPES




                                                                           % OF
                                                                      MORTGAGE POOL    WEIGHTED
                                                                       BY AGGREGATE     AVERAGE    WEIGHTED
                                      NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                       MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
PRODUCT TYPES                           LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------------ ----------- ------------------- --------------- ------------ ----------
Fixed Rate - Fully Amortizing ......      292     $  18,763,402.42          8.61%        11.662%      322
Fixed Rate - Balloon ...............       91         6,154,885.91          2.82         11.212       180
ARM - 6 Month Adjustable ...........        1            48,697.91          0.02          9.125       360
ARM - 2 Year Fixed /Adjustable .....    1,494       162,556,375.07         74.57         11.344       360
ARM - 1 Year Adjustable ............        7           505,194.38          0.23         10.345       360
ARM - 3 Year Fixed /Adjustable .....      313        29,948,576.33         13.74         11.120       360
                                        -----     ----------------        ------         ------       ---
 Total: ............................    2,198     $ 217,977,132.02        100.00%        11.334%      352
                                        =====     ================        ======         ======       ===



                                                                  % OF             % OF             % OF
                                                              MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                  WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                       WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                       AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                      REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
PRODUCT TYPES                            TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------------ ----------- ---------- ---------------- --------------- ------------------
Fixed Rate - Fully Amortizing ......     319       75.68%        97.92%           34.01%           79.97%
Fixed Rate - Balloon ...............     177       77.36         99.82            34.53            65.62
ARM - 6 Month Adjustable ...........     358      100.00        100.00           100.00           100.00
ARM - 2 Year Fixed /Adjustable .....     357       83.05         99.02            53.32            84.85
ARM - 1 Year Adjustable ............     357       84.78        100.00            90.76            92.10
ARM - 3 Year Fixed /Adjustable .....     357       83.19         98.00            52.30            79.98
                                         ---      ------        ------           ------           ------
 Total: ............................     349       82.28%        98.81%           51.08%           83.24%
                                         ===      ======        ======           ======           ======

                       RANGE OF GROSS INTEREST RATES (%)




                                                                            % OF
                                                                       MORTGAGE POOL   WEIGHTED
                                                                        BY AGGREGATE    AVERAGE   WEIGHTED
                                       NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                                        MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
RANGE OF GROSS INTEREST RATES (%)        LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
------------------------------------- ----------- ------------------- --------------- ---------- ----------
(less than) = 7.999% ........... ....        3     $     467,980.68          0.21%       7.816%      360
 8.000% -  8.999% ...................       54         8,096,425.68          3.71        8.609       349
 9.000% -  9.999% ...................      278        32,358,233.17         14.84        9.549       350
10.000% - 10.999% ...................      445        47,225,123.34         21.67       10.483       350
11.000% - 11.999% ...................      547        54,756,486.78         25.12       11.494       353
12.000% - 12.999% ...................      523        48,589,116.74         22.29       12.465       353
13.000% - 13.999% ...................      294        22,587,155.84         10.36       13.393       353
14.000% - 14.999% ...................       54         3,896,609.79          1.79       14.255       343
                                           ---     ----------------        ------       ------       ---
 Total: .............................    2,198     $ 217,977,132.02        100.00%      11.334%      352
                                         =====     ================        ======       ======       ===



                                                                   % OF             % OF             % OF
                                                               MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                   WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                        WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                        AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                       REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF GROSS INTEREST RATES (%)         TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------------- ----------- ---------- ---------------- --------------- ------------------
(less than) = 7.999% ........... ....     358        80.72%        100.00%          63.14%           33.12%
 8.000% -  8.999% ...................     346        85.71          97.92           66.70            84.16
 9.000% -  9.999% ...................     347        80.42          98.80           52.11            75.55
10.000% - 10.999% ...................     347        81.69          98.11           54.81            74.92
11.000% - 11.999% ...................     350        84.15          98.73           54.47            82.52
12.000% - 12.999% ...................     350        82.88          99.66           52.74            91.66
13.000% - 13.999% ...................     350        79.52          99.13           28.10            94.23
14.000% - 14.999% ...................     340        80.35          97.60           28.20            93.46
                                          ---        -----         ------           -----            -----
 Total: .............................     349        82.28%         98.81%          51.08%           83.24%
                                          ===        =====         ======           =====            =====

Minimum:  7.750%
Maximum:  14.750%
Weighted Average:  11.334%

                            GROUP I MORTGAGE LOANS

                 RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)




                                                                                     % OF
                                                                                MORTGAGE POOL    WEIGHTED
                                                                                 BY AGGREGATE     AVERAGE    WEIGHTED
                                                NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                                 MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
---------------------------------------------- ----------- ------------------- --------------- ------------ ----------
$      1 - $25,000............................       84     $   1,689,090.43          0.77%        11.855%      307
$ 25,001 - $50,000............................      349        13,563,295.95          6.22         11.818       327
$ 50,001 - $75,000............................      501        31,391,657.70         14.40         11.754       345
$ 75,001 - $100,000...........................      352        30,804,830.77         14.13         11.513       352
$100,001 - $125,000...........................      289        32,476,728.00         14.90         11.551       358
$125,001 - $150,000...........................      220        29,967,384.73         13.75         11.429       354
$150,001 - $175,000...........................      153        24,684,924.89         11.32         11.247       355
$175,001 - $200,000...........................       93        17,420,184.52          7.99         10.886       356
$200,001 - $225,000...........................       76        16,071,239.79          7.37         10.446       358
$225,001 - $250,000...........................       50        11,840,992.32          5.43         10.822       353
$250,001 - $275,000...........................       31         8,066,802.92          3.70         10.616       360
                                                    ---     ----------------        ------         ------       ---
 Total: ......................................    2,198     $ 217,977,132.02        100.00%        11.334%      352
                                                  =====     ================        ======         ======       ===



                                                                            % OF             % OF             % OF
                                                                        MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                            WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                                 WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                                 AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                                REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
---------------------------------------------- ----------- ---------- ---------------- --------------- ------------------
$      1 - $25,000............................     304        66.33%        89.58%           33.33%           88.48%
$ 25,001 - $50,000............................     324        73.18         96.14            40.99            89.17
$ 50,001 - $75,000............................     342        80.09         98.07            42.71            89.75
$ 75,001 - $100,000...........................     349        80.80         98.02            47.63            83.53
$100,001 - $125,000...........................     355        84.07         98.93            56.14            85.67
$125,001 - $150,000...........................     351        84.50        100.00            52.32            83.34
$150,001 - $175,000...........................     352        84.23         98.65            54.90            82.87
$175,001 - $200,000...........................     353        82.58        100.00            46.34            76.65
$200,001 - $225,000...........................     355        85.47        100.00            64.46            71.04
$225,001 - $250,000...........................     350        84.91        100.00            57.69            81.81
$250,001 - $275,000...........................     357        82.84        100.00            54.76            77.32
                                                   ---        -----        ------            -----            -----
 Total: ......................................     349        82.28%        98.81%           51.08%           83.24%
                                                   ===        =====        ======            =====            =====

Minimum:  $9,889
Maximum:  $274,944
Average:  $99,171



                            RANGE OF ORIGINAL TERMS




                                                                % OF
                                                           MORTGAGE POOL    WEIGHTED
                                                            BY AGGREGATE     AVERAGE    WEIGHTED
                           NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                            MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF ORIGINAL TERMS      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------- ----------- ------------------- --------------- ------------ ----------
180 .....................      172     $  10,125,771.72          4.65%        11.143%      180
360 .....................    2,026       207,851,360.30         95.35         11.343       360
                             -----     ----------------        ------         ------       ---
 Total: .................    2,198     $ 217,977,132.02        100.00%        11.334%      352
                             =====     ================        ======         ======       ===



                                                       % OF             % OF             % OF
                                                   MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                       WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                            WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                            AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                           REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF ORIGINAL TERMS       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------- ----------- ---------- ---------------- --------------- ------------------
180 .....................      177       73.58%        99.16%           24.41%           73.37%
360 .....................      357       82.71         98.79            52.38            83.72
                               ---       -----         -----            -----            -----
 Total: .................      349       82.28%        98.81%           51.08%           83.24%
                               ===       =====         =====            =====            =====

Minimum:  180
Maximum:  360
Weighted Average:  352

                            GROUP I MORTGAGE LOANS

                           RANGE OF REMAINING TERMS




                                                                 % OF
                                                            MORTGAGE POOL    WEIGHTED
                                                             BY AGGREGATE     AVERAGE    WEIGHTED
                            NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                             MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF REMAINING TERMS      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
-------------------------- ----------- ------------------- --------------- ------------ ----------
169 - 180 ................      172     $  10,125,771.72          4.65%        11.143%       180
337 - 348 ................        5           817,476.34          0.38         10.586        360
349 - 360 ................    2,021       207,033,883.96         94.98         11.346        360
                              -----     ----------------        ------         ------        ---
 Total: ..................    2,198     $ 217,977,132.02        100.00%        11.334%       352
                              =====     ================        ======         ======        ===



                                                        % OF             % OF             % OF
                                                    MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                        WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                             WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                             AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                            REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF REMAINING TERMS       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------- ----------- ---------- ---------------- --------------- ------------------
169 - 180 ................      177       73.58%        99.16%           24.41%           73.37%
337 - 348 ................      343       89.92        100.00            61.73           100.00
349 - 360 ................      357       82.68         98.79            52.34            83.66
                                ---       -----        ------            -----           ------
 Total: ..................      349       82.28%        98.81%           51.08%           83.24%
                                ===       =====        ======            =====           ======

Minimum:  169
Maximum:  359
Weighted Average:  349



                           RANGE OF CLTV RATIOS (%)




                                                                      % OF
                                                                 MORTGAGE POOL    WEIGHTED
                                                                  BY AGGREGATE     AVERAGE    WEIGHTED
                                 NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                  MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF CLTV RATIOS               LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------- ----------- ------------------- --------------- ------------ ----------
(less than) = 40.00%  .........       52     $   2,271,267.00          1.04%        11.195%      308
40.01% -  50.00% ..............       52         3,199,818.83          1.47         10.931       334
50.01% -  60.00% ..............       96         6,574,875.56          3.02         11.062       335
60.01% -  70.00% ..............      236        20,321,716.68          9.32         10.974       350
70.01% -  80.00% ..............      659        64,871,318.47         29.76         11.356       351
80.01% -  90.00% ..............      741        80,921,954.18         37.12         11.705       353
90.01% - 100.00% ..............      362        39,816,181.30         18.27         10.812       359
                                     ---     ----------------        ------         ------       ---
 Total: .......................    2,198     $ 217,977,132.02        100.00%        11.334%      352
                                   =====     ================        ======         ======       ===



                                                             % OF             % OF             % OF
                                                         MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                             WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                  WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                  AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                 REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF CLTV RATIOS                TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------- ----------- ---------- ---------------- --------------- ------------------
(less than) = 40.00%  .........     305        32.03%        100.00%          14.79%           64.75%
40.01% -  50.00% ..............     332        45.44          96.42           11.69            74.57
50.01% -  60.00% ..............     332        55.74          97.64           12.46            71.63
60.01% -  70.00% ..............     347        66.66          92.96           26.40            64.65
70.01% -  80.00% ..............     348        78.27          99.06           36.11            75.08
80.01% -  90.00% ..............     350        87.30          99.65           51.82            88.99
90.01% - 100.00% ..............     356        96.81         100.00           98.17            98.02
                                    ---        -----         ------           -----            -----
 Total: .......................     349        82.28%         98.81%          51.08%           83.24%
                                    ===        =====         ======           =====            =====

Minimum:  16.00%
Maximum:  100.00%
Weighted Average by Current Balance: 82.28%

                            GROUP I MORTGAGE LOANS

                          RANGE OF GROSS MARGINS (%)




                                                                       % OF
                                                                  MORTGAGE POOL    WEIGHTED
                                                                   BY AGGREGATE     AVERAGE    WEIGHTED
                                  NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                   MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF GROSS MARGINS (%)          LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
-------------------------------- ----------- ------------------- --------------- ------------ ----------
Fixed Rate Loans ...............      383     $  24,918,288.33         11.43%        11.551%       287
(less than) =5.000% ..... ......      129        15,719,394.43          7.21          9.181        360
5.001% - 5.500% ................      149        17,648,227.96          8.10          9.750        360
5.501% - 6.000% ................      206        22,997,862.39         10.55         10.291        360
6.001% - 6.500% ................      220        22,798,002.37         10.46         10.785        360
6.501% - 7.000% ................      223        23,675,488.97         10.86         11.183        360
7.001% - 7.500% ................      254        27,303,844.96         12.53         11.804        360
7.501% - 8.000% ................      255        26,794,824.05         12.29         12.201        360
8.001% - 8.500% ................      232        21,123,223.12          9.69         12.789        360
8.501% - 9.000% ................       74         7,408,841.76          3.40         13.122        360
(greater than) 9.000% ... ......       73         7,589,133.68          3.48         13.491        360
                                      ---     ----------------        ------         ------        ---
 Total: ........................    2,198     $ 217,977,132.02        100.00%        11.334%       352
                                    =====     ================        ======         ======        ===



                                                              % OF             % OF             % OF
                                                          MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                              WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                   WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                   AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                  REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF GROSS MARGINS (%)           TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------------- ----------- ---------- ---------------- --------------- ------------------
Fixed Rate Loans ...............      284       76.10%        98.39%           34.14%           76.43%
(less than) =5.000% ..... ......      357       85.25         99.09            65.30            86.58
5.001% - 5.500% ................      357       82.13         98.34            58.28            73.84
5.501% - 6.000% ................      357       78.75         98.82            50.25            63.93
6.001% - 6.500% ................      357       84.11         98.43            59.20            81.50
6.501% - 7.000% ................      357       83.50         98.07            48.51            77.67
7.001% - 7.500% ................      357       87.47         99.56            73.71            92.99
7.501% - 8.000% ................      357       85.56         99.89            55.46            95.00
8.001% - 8.500% ................      357       77.89         98.39            30.59            90.38
8.501% - 9.000% ................      358       79.89         97.52            56.35            88.57
(greater than) 9.000% ... ......      358       82.52        100.00             1.67           100.00
                                      ---       -----        ------            -----           ------
 Total: ........................      349       82.28%        98.81%           51.08%           83.24%
                                      ===       =====        ======            =====           ======

Non-Zero Minimum:  2.750%
Maximum:  9.750%
Non-Zero Weighted Average:  6.874%

                            GROUP I MORTGAGE LOANS

                        RANGE OF MAXIMUM LOAN RATES (%)




                                                                           % OF
                                                                      MORTGAGE POOL    WEIGHTED
                                                                       BY AGGREGATE     AVERAGE    WEIGHTED
                                      NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                       MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF MAXIMUM LOAN RATES (%)         LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------------ ----------- ------------------- --------------- ------------ ----------
Fixed Rate Loans ...................      383     $  24,918,288.33         11.43%        11.551%       287
(less than) =15.000% ......... .....       65         9,339,514.61          4.28          8.654        360
15.001% - 15.500% ..................       93        12,923,738.20          5.93          9.359        360
15.501% - 16.000% ..................      148        17,037,557.08          7.82          9.810        360
16.001% - 16.500% ..................      166        19,792,671.64          9.08         10.309        360
16.501% - 17.000% ..................      221        23,006,926.94         10.55         10.786        360
17.001% - 17.500% ..................      223        24,498,791.93         11.24         11.326        360
17.501% - 18.000% ..................      255        26,607,657.50         12.21         11.815        360
18.001% - 18.500% ..................      218        21,230,765.30          9.74         12.319        360
18.501% - 19.000% ..................      222        20,746,834.19          9.52         12.800        360
19.001% - 19.500% ..................      104         9,197,836.36          4.22         13.291        360
19.501% - 20.000% ..................       82         7,028,167.05          3.22         13.757        360
(greater than) 20.000% ....... .....       18         1,648,382.89          0.76         14.363        360
                                          ---     ----------------        ------         ------        ---
 Total: ............................    2,198     $ 217,977,132.02        100.00%        11.334%       352
                                        =====     ================        ======         ======        ===



                                                                  % OF             % OF             % OF
                                                              MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                  WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                       WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                       AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                      REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF MAXIMUM LOAN RATES (%)          TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------------ ----------- ---------- ---------------- --------------- ------------------
Fixed Rate Loans ...................      284       76.10%        98.39%           34.14%           76.43%
(less than) =15.000% ......... .....      357       87.39         98.20            67.75            83.54
15.001% - 15.500% ..................      357       82.34         99.26            59.81            76.75
15.501% - 16.000% ..................      357       80.67         98.71            51.83            76.75
16.001% - 16.500% ..................      357       81.24         97.50            57.87            71.57
16.501% - 17.000% ..................      357       83.31         97.95            54.66            80.78
17.001% - 17.500% ..................      357       83.85         99.01            60.86            80.11
17.501% - 18.000% ..................      357       84.84         99.29            52.98            88.45
18.001% - 18.500% ..................      357       83.99         99.46            55.84            92.16
18.501% - 19.000% ..................      357       82.83         99.73            49.90            91.92
19.001% - 19.500% ..................      357       80.77         99.22            24.00            94.71
19.501% - 20.000% ..................      357       80.88         99.54            27.13            97.18
(greater than) 20.000% ....... .....      358       82.03         97.68            35.99            91.76
                                          ---       -----         -----            -----            -----
 Total: ............................      349       82.28%        98.81%           51.08%           83.24%
                                          ===       =====         =====            =====            =====

Non-Zero Minimum:  13.750%
Maximum:  20.625%
Non-Zero Weighted Average:  17.306%

                            GROUP I MORTGAGE LOANS

                          NEXT RATE ADJUSTMENT DATES




                                                                   % OF
                                                              MORTGAGE POOL    WEIGHTED
                                                               BY AGGREGATE     AVERAGE    WEIGHTED
                              NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                               MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
NEXT RATE ADJUSTMENT DATES      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
---------------------------- ----------- ------------------- --------------- ------------ ----------
Fixed Rate Loans ...........      383     $  24,918,288.33         11.43%        11.551%        287
August 2001 ................        2           271,238.99          0.12          9.330         360
September 2001 .............        1           105,297.33          0.05         10.625         360
December 2001 ..............        3           239,624.19          0.11         10.095         360
January 2002 ...............        2           127,610.46          0.06         10.954         360
February 2002 ..............        2           137,959.73          0.06         10.215         360
June 2002 ..................        1            97,440.99          0.04         11.750         360
August 2002 ................        2           265,450.45          0.12         10.316         360
September 2002 .............        4           277,231.13          0.13         11.805         360
October 2002 ...............        5           670,933.78          0.31         11.204         360
November 2002 ..............       17         2,176,362.03          1.00         10.769         360
December 2002 ..............      416        46,297,926.97         21.24         11.340         360
January 2003 ...............      480        52,753,579.79         24.20         11.395         360
February 2003 ..............      404        43,438,770.01         19.93         11.318         360
March 2003 .................      164        16,427,637.41          7.54         11.368         360
April 2003 .................        1           228,267.47          0.10         11.750         360
March 2003 .................        1            86,526.52          0.04         10.000         360
August 2003 ................        3           283,607.71          0.13         11.061         360
September 2003 .............        2           240,948.74          0.11         10.774         360
October 2003 ...............        6           744,961.88          0.34         12.008         360
November 2003 ..............       18         1,866,572.85          0.86         10.868         360
December 2003 ..............       73         6,482,104.94          2.97         11.159         360
January 2004 ...............       96         8,790,560.18          4.03         11.200         360
February 2004 ..............       80         8,494,429.30          3.90         10.981         360
March 2004 .................       32         2,553,800.84          1.17         11.188         360
                                  ---     ----------------        ------         ------         ---
 Total: ....................    2,198     $ 217,977,132.02        100.00%        11.334%        352
                                =====     ================        ======         ======         ===



                                                          % OF             % OF             % OF
                                                      MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                          WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                               WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                               AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                              REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
NEXT RATE ADJUSTMENT DATES       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
---------------------------- ----------- ---------- ---------------- --------------- ------------------
Fixed Rate Loans ...........     284       76.10%        98.39%           34.14%           76.43%
August 2001 ................     343       91.80        100.00           100.00           100.00
September 2001 .............     341       85.00        100.00           100.00           100.00
December 2001 ..............     356       79.65        100.00           100.00            83.35
January 2002 ...............     357       91.34        100.00            63.41           100.00
February 2002 ..............     358       87.60        100.00           100.00           100.00
June 2002 ..................     350       85.00        100.00           100.00           100.00
August 2002 ................     344       84.49        100.00            66.60            66.60
September 2002 .............     353       77.50        100.00            35.37            64.63
October 2002 ...............     354       78.73        100.00            44.35            58.04
November 2002 ..............     355       78.89         99.25            47.62            84.81
December 2002 ..............     356       83.92         99.26            58.37            85.38
January 2003 ...............     357       82.87         98.85            52.61            82.04
February 2003 ..............     358       82.44         99.11            47.08            86.32
March 2003 .................     359       83.57         98.52            58.30            90.03
April 2003 .................     348       90.00        100.00             0.00           100.00
March 2003 .................     349       80.00        100.00             0.00             0.00
August 2003 ................     352       84.04        100.00            36.45           100.00
September 2003 .............     353       82.38        100.00            23.84            23.84
October 2003 ...............     354       87.74        100.00            65.44           100.00
November 2003 ..............     355       79.41         97.42            31.82            84.05
December 2003 ..............     356       83.11         96.26            62.15            88.48
January 2004 ...............     357       82.69         97.41            50.03            74.98
February 2004 ..............     358       82.94         99.06            49.26            74.67
March 2004 .................     359       86.09        100.00            63.92            87.05
                                 ---       -----        ------           ------           ------
 Total: ....................     349       82.28%        98.81%           51.08%           83.24%
                                 ===       =====        ======           ======           ======

Non-Zero Minimum:  August 2001
Maximum:  March 2004
Non-Zero Weighted Average: March 2003

                            GROUP I MORTGAGE LOANS

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES




                                                                % OF
                                                           MORTGAGE POOL    WEIGHTED
                                                            BY AGGREGATE     AVERAGE    WEIGHTED
                           NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
GEOGRAPHIC DISTRIBUTION     MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
OF MORTGAGED PROPERTIES      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------- ----------- ------------------- --------------- ------------ ----------
California ..............      156     $  25,589,425.39         11.74%        10.777%       357
Minnesota ...............      127        14,313,534.03          6.57         11.095        355
Michigan ................      173        13,944,566.58          6.40         11.892        353
Colorado ................       98        13,632,986.97          6.25         11.079        358
Texas ...................      145        13,584,236.22          6.23         11.179        349
Arizona .................      120        11,563,479.37          5.30         11.022        340
Florida .................      101         9,772,173.11          4.48         11.371        346
Ohio ....................      107         8,800,841.84          4.04         10.866        348
New Jersey ..............       73         8,788,521.59          4.03         11.449        354
Illinois ................       81         7,726,009.81          3.54         11.892        358
Washington ..............       62         7,560,779.99          3.47         11.140        356
Tennessee ...............       84         6,296,545.38          2.89         11.894        347
Pennsylvania ............       87         5,963,945.34          2.74         11.868        342
Maryland ................       50         5,617,588.18          2.58         11.219        351
Wisconsin ...............       62         5,080,711.27          2.33         11.527        356
Other ...................      672        59,741,786.95         27.41         11.533        350
                               ---     ----------------        ------         ------        ---
 Total: .................    2,198     $ 217,977,132.02        100.00%        11.334%       352
                             =====     ================        ======         ======        ===



                                                       % OF             % OF             % OF
                                                   MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                       WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                            WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                            AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC DISTRIBUTION    REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
OF MORTGAGED PROPERTIES       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------- ----------- ---------- ---------------- --------------- ------------------
California ..............      354        82.07%        99.29%           53.69%           80.88%
Minnesota ...............      352        81.81        100.00            47.19            73.75
Michigan ................      350        79.15         97.90            24.97            90.85
Colorado ................      355        82.87         98.49            42.98            79.93
Texas ...................      346        87.20         99.78            85.28            84.89
Arizona .................      337        82.48         96.94            53.24            72.94
Florida .................      343        84.29         97.89            64.16            85.00
Ohio ....................      345        83.86         99.19            67.98            80.34
New Jersey ..............      351        78.86         99.72            66.93            78.61
Illinois ................      356        80.20         97.50            46.44            83.87
Washington ..............      353        83.29         99.41            43.71            81.79
Tennessee ...............      344        84.39        100.00            45.60            89.39
Pennsylvania ............      339        83.07         99.39            58.54            90.48
Maryland ................      348        82.62         99.42            53.56            93.31
Wisconsin ...............      353        84.98         99.68            45.25            87.71
Other ...................      347        81.45         98.48            45.31            85.34
                               ---        -----        ------            -----            -----
 Total: .................      349        82.28%        98.81%           51.08%           83.24%
                               ===        =====        ======            =====            =====

Number of States/District of Columbia Represented:  49



                                   OCCUPANCY




                                                            % OF
                                                       MORTGAGE POOL    WEIGHTED
                                                        BY AGGREGATE     AVERAGE    WEIGHTED
                       NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                        MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
OCCUPANCY                LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
--------------------- ----------- ------------------- --------------- ------------ ----------
Primary .............    2,152     $  215,379,872.95        98.81%        11.339%       352
Investment ..........       37          1,713,934.95         0.79         11.267        351
Second Home .........        9            883,324.12         0.41         10.203        360
                         -----     -----------------       ------         ------        ---
 Total: .............    2,198     $  217,977,132.02       100.00%        11.334%       352
                         =====     =================       ======         ======        ===



                                                   % OF             % OF             % OF
                                               MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                   WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                        WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                        AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                       REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
OCCUPANCY                 TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
--------------------- ----------- ---------- ---------------- --------------- ------------------
Primary .............      349       82.42%        100.00%          51.25%           83.18%
Investment ..........      348       66.63           0.00           10.63            91.63
Second Home .........      357       77.82           0.00           87.60            81.42
                           ---       -----         ------           -----            -----
 Total: .............      349       82.28%         98.81%          51.08%           83.24%
                           ===       =====         ======           =====            =====

                            GROUP I MORTGAGE LOANS

                                 PROPERTY TYPE




                                                                       % OF
                                                                  MORTGAGE POOL    WEIGHTED
                                                                   BY AGGREGATE     AVERAGE    WEIGHTED
                                  NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                   MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
PROPERTY TYPES                      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
-------------------------------- ----------- ------------------- --------------- ------------ ----------
Single Family Residence ........    1,961     $  194,841,003.09        89.39%        11.345%       351
Condominium ....................       98          8,343,408.64         3.83         11.397        358
PUD ............................       54          7,241,422.12         3.32         11.105        354
2-4 Family .....................       61          5,817,684.31         2.67         11.141        360
Manufactured Housing ...........       24          1,733,613.86         0.80         11.368        349
                                    -----     -----------------       ------         ------        ---
 Total: ........................    2,198     $  217,977,132.02       100.00%        11.334%       352
                                    =====     =================       ======         ======        ===



                                                              % OF             % OF             % OF
                                                          MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                              WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                   WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                   AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                  REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
PROPERTY TYPES                       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------------- ----------- ---------- ---------------- --------------- ------------------
Single Family Residence ........      348       82.00%        99.00%           48.77%           83.25%
Condominium ....................      355       84.12         98.23            77.40            78.30
PUD ............................      351       87.29         98.36            72.39            85.78
2-4 Family .....................      357       84.39         93.36            67.59            85.95
Manufactured Housing ...........      345       76.61        100.00            39.57            85.99
                                      ---       -----        ------            -----            -----
 Total: ........................      349       82.28%        98.81%           51.08%           83.24%
                                      ===       =====        ======            =====            =====

                                 LOAN PURPOSE




                                                                      % OF
                                                                 MORTGAGE POOL    WEIGHTED
                                                                  BY AGGREGATE     AVERAGE    WEIGHTED
                                 NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                  MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
LOAN PURPOSE                       LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------- ----------- ------------------- --------------- ------------ ----------
Purchase ......................    1,055     $  111,343,979.59        51.08%        11.158%       356
Refinance - Cashout ...........      961         88,258,562.27        40.49         11.541        347
Refinance - Rate Term .........      182         18,374,590.16         8.43         11.401        348
                                   -----     -----------------       ------         ------        ---
 Total: .......................    2,198     $  217,977,132.02       100.00%        11.334%       352
                                   =====     =================       ======         ======        ===



                                                             % OF             % OF             % OF
                                                         MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                             WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                  WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                  AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                 REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
LOAN PURPOSE                        TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------- ----------- ---------- ---------------- --------------- ------------------
Purchase ......................     353        87.68%        99.14%          100.00%           85.32%
Refinance - Cashout ...........     344        76.58         98.21             0.00            82.78
Refinance - Rate Term .........     345        76.97         99.65             0.00            72.82
                                    ---        -----         -----           ------            -----
 Total: .......................     349        82.28%        98.81%           51.08%           83.24%
                                    ===        =====         =====           ======            =====

                            GROUP I MORTGAGE LOANS

                              DOCUMENTATION LEVEL




                                                                     % OF
                                                                MORTGAGE POOL    WEIGHTED
                                                                 BY AGGREGATE     AVERAGE    WEIGHTED
                                NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                 MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
DOCUMENTATION LEVEL               LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------ ----------- ------------------- --------------- ------------ ----------
Full Doc - Asset and Income ..    1,878     $  181,443,870.43        83.24%        11.444%      353
Asset Verification ...........      229         25,041,202.39        11.49         10.665       348
Income Verification ..........       56          7,634,964.08         3.50         10.724       340
No Documentation .............       35          3,857,095.12         1.77         11.698       350
                                  -----     -----------------       ------         ------       ---
 Total: ......................    2,198     $  217,977,132.02       100.00%        11.334%      352
                                  =====     =================       ======         ======       ===



                                                            % OF             % OF             % OF
                                                        MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                            WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                 WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                 AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
DOCUMENTATION LEVEL                TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------ ----------- ---------- ---------------- --------------- ------------------
Full Doc - Asset and Income ..     350        83.61%        98.74%           52.36%           100.00%
Asset Verification ...........     345        72.83         99.34            47.60              0.00
Income Verification ..........     338        84.55         99.59            44.16              0.00
No Documentation .............     347        76.77         97.09            27.23              0.00
                                   ---        -----         -----            -----            ------
 Total: ......................     349        82.28%        98.81%           51.08%            83.24%
                                   ===        =====         =====            =====            ======

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date.



Cut-off date principal balance of group II mortgage loans .....................   $ 24,181,341.77
Cut-off date principal balance of group II fixed-rate mortgage loans ..........     1,906,426.14
Cut-off date principal balance of group II adjustable-rate mortgage loans .....    22,274,915.63
Mortgage Rates:
 Weighted Average .............................................................            10.282%
 Range ........................................................................   7.950% to 13.500%
Weighted average remaining term to maturity (in months) .......................               353

     The scheduled principal balances of the group II mortgage loans range from approximately $42,329.01 to approximately $474,036.12. The group II mortgage loans had an average scheduled principal balance of approximately $310,017.20.


     The weighted average Combined Loan-to-Value Ratio of the group II mortgage loans is approximately 83.37%, the Loan-to-Value Ratio at origination of the group II mortgage loans is approximately 81.28% and approximately 41.36% of the group II mortgage loans have Loan to Value Ratios at origination exceeding 80%. Approximately 87.75% of the group II mortgage loans with Loan-to-Value Ratios over 80% at origination have mortgage insurance policies.


     No more than approximately 3.95% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.


     The following tables set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                            GROUP II MORTGAGE LOANS


                                 PRODUCT TYPES




                                                                           % OF
                                                                      MORTGAGE POOL   WEIGHTED
                                                                       BY AGGREGATE    AVERAGE   WEIGHTED
                                      NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                                       MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
PRODUCT TYPE                            LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
------------------------------------ ----------- ------------------- --------------- ---------- ----------
Fixed Rate - Fully Amortizing ......      11      $  1,606,573.71          6.64%        9.788%       360
Fixed Rate - Balloon ...............       1           299,852.43          1.24         9.500        180
ARM - 2 Year Fixed /Adjustable .....      53        17,746,454.63         73.39        10.295        360
ARM - 1 Year Adjustable ............       1           330,989.89          1.37         9.875        360
ARM - 3 Year Fixed /Adjustable .....      12         4,197,471.11         17.36        10.505        360
                                          --      ---------------         -----        ------        ---
Total: .............................      78      $ 24,181,341.77           100%       10.282%       358
                                          ==      ===============         =====        ======        ===



                                                                  % OF             % OF             % OF
                                                              MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                  WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                       WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                       AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                      REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
PRODUCT TYPE                             TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------------ ----------- ---------- ---------------- --------------- ------------------
Fixed Rate - Fully Amortizing ......      327       92.88%        100.00%          76.26%           48.91%
Fixed Rate - Balloon ...............      179       75.00         100.00            0.00             0.00
ARM - 2 Year Fixed /Adjustable .....      357       83.23          93.76           56.38            78.25
ARM - 1 Year Adjustable ............      356       79.24         100.00          100.00           100.00
ARM - 3 Year Fixed /Adjustable .....      357       81.25         100.00           51.42            75.70
                                          ---       -----         ------          ------           ------
Total: .............................      353       83.37%         95.42%          56.74%           75.18%
                                          ===       =====         ======          ======           ======

                       RANGE OF GROSS INTEREST RATES (%)




                                                                             % OF
                                                                        MORTGAGE POOL   WEIGHTED
                                                                         BY AGGREGATE    AVERAGE   WEIGHTED
                                        NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                                         MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
RANGE OF GROSS INTEREST RATES (%)         LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
-------------------------------------- ----------- ------------------- --------------- ---------- ----------
(less than) = 7.999% ........... .....       1      $    396,531.04           1.64%       7.950%       360
 8.000% -  8.999% ....................       7         2,375,803.73           9.82        8.820        360
 9.000% -  9.999% ....................      31         8,831,552.16          36.52        9.584        354
10.000% - 10.999% ....................      20         6,648,855.28          27.50       10.463        360
11.000% - 11.999% ....................      12         3,813,072.01          15.77       11.430        360
12.000% - 12.999% ....................       5         1,511,931.25           6.25       12.385        360
13.000% - 13.999% ....................       2           603,596.30           2.50       13.252        360
                                            --      ---------------         ------       ------        ---
Total: ...............................      78      $ 24,181,341.77         100.00%      10.282%       358
                                            ==      ===============         ======       ======        ===



                                                                    % OF             % OF             % OF
                                                                MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                    WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                         WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                         AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                        REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF GROSS INTEREST RATES (%)          TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------------------- ----------- ---------- ---------------- --------------- ------------------
(less than) = 7.999% ........... .....      359       79.36%        100.00%          0.00%            100.00%
 8.000% -  8.999% ....................      357       81.65         100.00          58.63              86.97
 9.000% -  9.999% ....................      346       84.89          95.55          52.33              73.68
10.000% - 10.999% ....................      357       78.85          89.26          57.62              58.08
11.000% - 11.999% ....................      357       87.93         100.00          70.10              92.66
12.000% - 12.999% ....................      357       90.00         100.00          79.49             100.00
13.000% - 13.999% ....................      357       74.92         100.00           0.00              50.34
                                            ---       -----         ------          -----             ------
Total: ...............................      353       83.37%         95.42%         56.74%             75.18%
                                            ===       =====         ======          =====             ======

Minimum: 7.950%
Maximum: 13.500%
Weighted Average: 10.282%

                            GROUP II MORTGAGE LOANS

                  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)




                                                                                      % OF
                                                                                 MORTGAGE POOL   WEIGHTED
                                                                                  BY AGGREGATE    AVERAGE   WEIGHTED
                                                 NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                                                  MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)     LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
----------------------------------------------- ----------- ------------------- --------------- ---------- ----------
$ 25,001 - $ 50,000............................       1      $     42,329.01           0.18%       9.700%       360
$ 75,001 - $100,000............................       2           171,280.90           0.71        9.349        360
$100,001 - $125,000............................       1           109,582.13           0.45        9.700        360
$125,001 - $150,000............................       3           391,919.34           1.62        9.473        360
$150,001 - $175,000............................       2           329,930.23           1.36        9.600        360
$175,001 - $200,000............................       1           180,183.71           0.75        9.800        360
$275,001 - $300,000............................      20         5,793,034.24          23.96       10.699        351
$300,001 - $325,000............................      13         4,068,363.02          16.82       10.584        360
$325,001 - $350,000............................      14         4,765,313.41          19.71       10.414        360
$350,001 - $375,000............................       4         1,436,069.07           5.94       10.402        360
$375,001 - $400,000............................      13         5,128,808.21          21.21        9.816        360
$400,001  (greater than) =.....................       4         1,764,528.50           7.30        9.610        360
                                                     --      ---------------         ------       ------        ---
Total: ........................................      78      $ 24,181,341.77         100.00%      10.282%       358
                                                     ==      ===============         ======       ======        ===



                                                                               % OF             % OF             % OF
                                                                           MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                                              WEIGHTED     BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                                  WEIGHTED     AVERAGE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                                  AVERAGE     ORIGINAL       PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                                 REMAINING    COMBINED      BALANCE ARE     BALANCE ARE        ARE FULL
  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)      TERM         LTV      OWNER OCCUPIED     PURCHASES       DOCUMENTATION
----------------------------------------------- ----------- ------------ ---------------- --------------- ------------------
$ 25,001 - $ 50,000............................      314        100.00%        100.00%         100.00%           100.00%
$ 75,001 - $100,000............................      318        100.00         100.00          100.00            100.00
$100,001 - $125,000............................      316        100.00         100.00          100.00              0.00
$125,001 - $150,000............................      318        100.00         100.00          100.00            100.00
$150,001 - $175,000............................      316        100.00         100.00          100.00              0.00
$175,001 - $200,000............................      316        100.00         100.00          100.00            100.00
$275,001 - $300,000............................      348         82.10         100.00           44.81             79.99
$300,001 - $325,000............................      357         85.48          92.27           61.98             77.22
$325,001 - $350,000............................      357         80.31         100.00           64.13             78.54
$350,001 - $375,000............................      357         87.45         100.00           48.91            100.00
$375,001 - $400,000............................      358         80.20          84.55           53.67             61.42
$400,001  (greater than) =.....................      357         85.32         100.00           49.08             73.14
                                                     ---        ------         ------          ------            ------
Total: ........................................      353         83.37%         95.42%          56.74%            75.18%
                                                     ===        ======         ======          ======            ======

Minimum: $42,329
Maximum: $474,036
Average: $310,017



                            RANGE OF ORIGINAL TERMS




                                                                % OF
                                                           MORTGAGE POOL   WEIGHTED
                                                            BY AGGREGATE    AVERAGE   WEIGHTED
                           NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                            MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
RANGE OF ORIGINAL TERMS      LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
------------------------- ----------- ------------------- --------------- ---------- ----------
180 .....................       1      $    299,852.43           1.24%       9.500%       180
360 .....................      77        23,881,489.34          98.76       10.292        360
                               --      ---------------         ------       ------        ---
Total: ..................      78      $ 24,181,341.77         100.00%      10.282%       358
                               ==      ===============         ======       ======        ===



                                                       % OF             % OF             % OF
                                                   MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                       WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                            WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                            AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                           REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF ORIGINAL TERMS       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------- ----------- ---------- ---------------- --------------- ------------------
180 .....................      179       75.00%        100.00%          0.00%             0.00%
360 .....................      355       83.48          95.37          57.45             76.13
                               ---       -----         ------          -----             -----
Total: ..................      353       83.37%         95.42%         56.74%            75.18%
                               ===       =====         ======          =====             =====

Minimum: 180
Maximum: 360
Weighted Average: 358

                            GROUP II MORTGAGE LOANS

                            RANGE OF REMAINING TERMS




                                                                 % OF
                                                            MORTGAGE POOL   WEIGHTED
                                                             BY AGGREGATE    AVERAGE   WEIGHTED
                            NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                             MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
RANGE OF REMAINING TERMS      LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
-------------------------- ----------- ------------------- --------------- ---------- ----------
169 - 180 ................       1      $    299,852.43           1.24%       9.500%       180
313 - 324 ................      10         1,225,225.32           5.07        9.566        360
349 - 360 ................      67        22,656,264.02          93.69       10.331        360
                                --      ---------------         ------       ------        ---
Total: ...................      78      $ 24,181,341.77         100.00%      10.282%       358
                                ==      ===============         ======       ======        ===



                                                        % OF             % OF             % OF
                                                    MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                        WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                             WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                             AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                            REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF REMAINING TERMS       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------- ----------- ---------- ---------------- --------------- ------------------
169 - 180 ................      179       75.00%        100.00%           0.00%            0.00%
313 - 324 ................      317      100.00         100.00          100.00            64.13
349 - 360 ................      357       82.58          95.12           55.15            76.78
                                ---      ------         ------          ------            -----
Total: ...................      353       83.37%         95.42%          56.74%           75.18%
                                ===      ======         ======          ======            =====

Minimum: 179
Maximum: 359
Weighted Average: 353





                            RANGE OF CLTV RATIOS (%)




                                                                 % OF
                                                            MORTGAGE POOL    WEIGHTED
                                                             BY AGGREGATE     AVERAGE    WEIGHTED
                            NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                             MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
RANGE OF CLTV RATIOS          LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
-------------------------- ----------- ------------------- --------------- ------------ ----------
50.01% -  60.00% .........       3      $  1,048,944.80           4.34%        10.238%       360
60.01% -  70.00% .........      10         3,380,718.39          13.98         10.589        360
70.01% -  80.00% .........      22         7,391,790.10          30.57          9.823        353
80.01% -  90.00% .........      14         4,731,129.87          19.57         10.744        360
90.01% - 100.00% .........      29         7,628,758.61          31.55         10.310        360
                                --      ---------------         ------         ------        ---
Total: ...................      78      $ 24,181,341.77         100.00%        10.282%       358
                                ==      ===============         ======         ======        ===



                                                        % OF             % OF             % OF
                                                    MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                        WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                             WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                             AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                            REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF CLTV RATIOS           TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------- ----------- ---------- ---------------- --------------- ------------------
50.01% -  60.00% .........      358       56.87%        61.91%           0.00%            61.91%
60.01% -  70.00% .........      357       68.07         90.70            9.30             49.65
70.01% -  80.00% .........      350       77.60         94.69           41.78             67.94
80.01% -  90.00% .........      357       87.69        100.00           62.74             76.97
90.01% - 100.00% .........      351       96.72        100.00           96.34             94.24
                                ---       -----        ------           -----             -----
Total: ...................      353       83.37%        95.42%          56.74%            75.18%
                                ===       =====        ======           =====             =====

Minimum: 51.47%
Maximum: 100.00%
Weighted Average: 83.37%

                            GROUP II MORTGAGE LOANS

                           RANGE OF GROSS MARGINS (%)


                                                                      % OF
                                                                 MORTGAGE POOL   WEIGHTED
                                                                  BY AGGREGATE    AVERAGE   WEIGHTED
                                 NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                                  MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
RANGE OF GROSS MARGINS (%)         LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
------------------------------- ----------- ------------------- --------------- ---------- ----------
Fixed Rate Loans ..............      12      $  1,906,426.14           7.88%       9.743%      332
    (less than) =5.000% . .....      10         3,409,794.90          14.10        9.025       360
5.001% - 5.500% ...............       9         3,106,640.08          12.85        9.711       360
5.501% - 6.000% ...............      15         5,377,956.43          22.24        9.780       360
6.001% - 6.500% ...............       7         2,373,955.59           9.82       10.275       360
6.501% - 7.000% ...............       4         1,417,239.47           5.86       10.677       360
7.001% - 7.500% ...............      13         4,149,933.33          17.16       11.453       360
7.501% - 8.000% ...............       6         1,812,816.60           7.50       11.897       360
8.001% - 8.500% ...............       2           626,579.23           2.59       12.599       360
                                     --      ---------------         ------       ------       ---
Total: ........................      78      $ 24,181,341.77         100.00%      10.282%      358
                                     ==      ===============         ======       ======       ===



                                                             % OF             % OF             % OF
                                                         MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                             WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                  WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                  AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                 REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF GROSS MARGINS (%)          TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------- ----------- ---------- ---------------- --------------- ------------------
Fixed Rate Loans ..............      303       90.07%        100.00%          64.27%           41.21%
    (less than) =5.000% . .....      357       89.57         100.00           61.52           100.00
5.001% - 5.500% ...............      357       75.04          77.24           44.50            89.00
5.501% - 6.000% ...............      357       77.42         100.00           37.62            63.16
6.001% - 6.500% ...............      357       81.61          83.17           44.30            31.42
6.501% - 7.000% ...............      358       80.12         100.00           78.85            75.34
7.001% - 7.500% ...............      357       91.10         100.00           78.71           100.00
7.501% - 8.000% ...............      357       82.30         100.00           68.04            68.04
8.001% - 8.500% ...............      357       87.73         100.00           51.50           100.00
                                     ---       -----         ------           -----           ------
Total: ........................      353       83.37%         95.42%          56.74%           75.18%
                                     ===       =====         ======           =====           ======

Non-Zero Minimum: 3.650%
Maximum: 8.500%
Non-Zero Weighted Average: 6.205%
                        RANGE OF MAXIMUM LOAN RATES (%)


                                                                        % OF
                                                                   MORTGAGE POOL   WEIGHTED
                                                                    BY AGGREGATE    AVERAGE   WEIGHTED
                                   NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                                    MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
RANGE OF MAXIMUM LOAN RATES (%)      LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
--------------------------------- ----------- ------------------- --------------- ---------- ----------
Fixed Rate Loans ................      12      $  1,906,426.14           7.88%       9.743%       332
    (less than) =15.000% ..... ..       8         2,772,334.77          11.46        8.696        360
15.001% - 15.500% ...............       8         2,876,671.46          11.90        9.375        360
15.501% - 16.000% ...............      15         5,266,006.61          21.78        9.778        360
16.001% - 16.500% ...............       9         3,189,957.17          13.19       10.357        360
16.501% - 17.000% ...............       9         2,820,816.16          11.67       10.817        360
17.001% - 17.500% ...............       5         1,656,153.71           6.85       11.281        360
17.501% - 18.000% ...............       6         1,864,383.08           7.71       11.784        360
18.001% - 18.500% ...............       3           896,902.30           3.71       12.375        360
18.501% - 19.000% ...............       2           627,815.19           2.60       12.869        360
19.001% - 19.500% ...............       1           303,875.18           1.26       13.500        360
                                       --      ---------------         ------       ------        ---
Total: ..........................      78      $ 24,181,341.77         100.00%      10.282%       358
                                       ==      ===============         ======       ======        ===



                                                               % OF             % OF             % OF
                                                           MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                               WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                    WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                    AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                   REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
RANGE OF MAXIMUM LOAN RATES (%)       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
--------------------------------- ----------- ---------- ---------------- --------------- ------------------
Fixed Rate Loans ................      303       90.07%        100.00%          64.27%           41.21%
    (less than) =15.000% ..... ..      357       81.32         100.00           50.24            88.83
15.001% - 15.500% ...............      357       87.44         100.00           47.77            83.52
15.501% - 16.000% ...............      357       80.03          86.57           54.27            78.91
16.001% - 16.500% ...............      357       76.59          87.48           33.02            45.11
16.501% - 17.000% ...............      358       83.57         100.00           79.19            76.77
17.001% - 17.500% ...............      357       90.87         100.00           82.21           100.00
17.501% - 18.000% ...............      358       85.76         100.00           70.05            85.00
18.001% - 18.500% ...............      357       90.00         100.00           65.42           100.00
18.501% - 19.000% ...............      355       80.34         100.00           52.26            52.26
19.001% - 19.500% ...............      358       80.00         100.00            0.00           100.00
                                       ---       -----         ------           -----           ------
Total: ..........................      353       83.37%         95.42%          56.74%           75.18%
                                       ===       =====         ======           =====           ======

Non-Zero Minimum: 13.950%
Maximum: 19.500%
Non-Zero Weighted Average: 16.328%

                            GROUP II MORTGAGE LOANS

                           NEXT RATE ADJUSTMENT DATES




                                                                   % OF
                                                              MORTGAGE POOL   WEIGHTED
                                                               BY AGGREGATE    AVERAGE   WEIGHTED
                              NUMBER OF       AGGREGATE        CUT-OFF DATE     GROSS     AVERAGE
                               MORTGAGE      CUT-OFF DATE       PRINCIPAL     INTEREST   ORIGINAL
NEXT RATE ADJUSTMENT DATES      LOANS     PRINCIPAL BALANCE      BALANCE        RATE       TERM
---------------------------- ----------- ------------------- --------------- ---------- ----------
Fixed Rate Loans ...........      12      $  1,906,426.14           7.88%       9.743%      332
December 2001 ..............       1           330,989.89           1.37        9.875       360
February 2002 ..............       2           627,367.68           2.59       11.271       360
December 2002 ..............      12         3,968,326.67          16.41       10.557       360
January 2003 ...............      18         6,026,780.30          24.92        9.976       360
February 2003 ..............      14         4,632,714.73          19.16       10.426       360
March 2003 .................       7         2,491,265.25          10.30       10.157       360
November 2003 ..............       1           299,059.32           1.24        8.400       360
December 2003 ..............       1           398,501.00           1.65       10.125       360
January 2004 ...............       7         2,577,547.03          10.66       10.464       360
February 2004 ..............       2           628,638.95           2.60       10.981       360
March 2004 .................       1           293,724.81           1.21       12.500       360
                                  --      ---------------         ------       ------       ---
Total: .....................      78      $ 24,181,341.77         100.00%      10.282%      358
                                  ==      ===============         ======       ======       ===



                                                          % OF             % OF             % OF
                                                      MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                          WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                               WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                               AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                              REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
NEXT RATE ADJUSTMENT DATES       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
---------------------------- ----------- ---------- ---------------- --------------- ------------------
Fixed Rate Loans ...........      303       90.07%        100.00%          64.27%           41.21%
December 2001 ..............      356       79.24         100.00          100.00           100.00
February 2002 ..............      355       85.23         100.00           52.30           100.00
December 2002 ..............      356       84.67         100.00           48.39            71.69
January 2003 ...............      357       82.42          88.16           55.03            71.43
February 2003 ..............      358       81.37         100.00           59.27            86.72
March 2003 .................      359       85.87          84.24           68.03            83.95
November 2003 ..............      355       72.29         100.00            0.00           100.00
December 2003 ..............      356       80.00         100.00          100.00             0.00
January 2004 ...............      357       82.16         100.00           45.75            89.15
February 2004 ..............      358       76.16         100.00           45.64            45.64
March 2004 .................      359       95.00         100.00          100.00           100.00
                                  ---       -----         ------          ------           ------
Total: .....................      353       83.37%         95.42%          56.74%           75.18%
                                  ===       =====         ======          ======           ======

Non-Zero Minimum: December 2001
Maximum: March 2004
Non-Zero Weighted Average: March 2003

                            GROUP II MORTGAGE LOANS

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES




                                                                % OF
                                                           MORTGAGE POOL    WEIGHTED
                                                            BY AGGREGATE     AVERAGE    WEIGHTED
                           NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
GEOGRAPHIC DISTRIBUTION     MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
OF MORTGAGED PROPERTIES      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------- ----------- ------------------- --------------- ------------ ----------
California ..............      28      $  9,264,926.89          38.31%        10.177%        354
New Jersey ..............       6         1,819,355.27           7.52         11.431         360
Tennessee ...............       4         1,549,656.64           6.41          9.916         360
Minnesota ...............       4         1,484,762.98           6.14         10.003         360
Colorado ................       4         1,364,393.76           5.64         10.232         360
Maryland ................       3           969,334.90           4.01         10.091         360
Michigan ................       3           890,742.68           3.68         12.526         360
New York ................       2           823,841.50           3.41          9.805         360
Arizona .................       2           809,309.20           3.35          9.847         360
Pennsylvania ............       6           688,097.18           2.85          9.469         360
Washington ..............       2           630,858.61           2.61          9.372         360
Florida .................       2           622,786.42           2.58         10.619         360
Maine ...................       2           551,866.44           2.28         10.222         360
Other ...................      10         2,711,409.30          11.21         10.212         360
                               --      ---------------         ------         ------         ---
Total: ..................      78      $ 24,181,341.77         100.00%        10.282%        358
                               ==      ===============         ======         ======         ===



                                                       % OF             % OF             % OF
                                                   MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                       WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                            WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                            AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC DISTRIBUTION    REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
OF MORTGAGED PROPERTIES       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------- ----------- ---------- ---------------- --------------- ------------------
California ..............      351       84.38%        95.69%           49.62%           81.30%
New Jersey ..............      353       89.53        100.00            82.95           100.00
Tennessee ...............      357       91.13        100.00            74.23            74.23
Minnesota ...............      357       71.05        100.00            53.44            50.15
Colorado ................      357       83.52        100.00            51.69            54.90
Maryland ................      358       85.45        100.00            58.75            58.75
Michigan ................      357       76.56        100.00             0.00            66.35
New York ................      357       70.66        100.00             0.00           100.00
Arizona .................      358       85.12         51.48           100.00           100.00
Pennsylvania ............      317      100.00        100.00           100.00            76.83
Washington ..............      356       90.12        100.00            50.62            50.62
Florida .................      357       82.38         49.53           100.00           100.00
Maine ...................      346       79.27        100.00            30.90             0.00
Other ...................      354       78.15        100.00            65.85            70.84
                               ---      ------        ------           ------           ------
Total: ..................      353       83.37%        95.42%           56.74%           75.18%
                               ===      ======        ======           ======           ======

Number of States/District of Columbia Represented: 22



                                   OCCUPANCY




                                                            % OF
                                                       MORTGAGE POOL    WEIGHTED
                                                        BY AGGREGATE     AVERAGE    WEIGHTED
                       NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                        MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
OCCUPANCY                LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
--------------------- ----------- ------------------- --------------- ------------ ----------
Primary .............      75      $  23,074,787.76         95.42%        10.290%       358
Second Home .........       2            707,048.15          2.92          9.972        360
Investment ..........       1            399,505.86          1.65         10.375        360
                           --      ----------------        ------         ------        ---
Total: ..............      78      $  24,181,341.77        100.00%        10.282%       358
                           ==      ================        ======         ======        ===



                                                   % OF             % OF             % OF
                                               MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                   WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                        WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                        AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                       REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
OCCUPANCY                 TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
--------------------- ----------- ---------- ---------------- --------------- ------------------
Primary .............      353        84.03%        100.00%          56.39%           75.73%
Second Home .........      358        75.55           0.00          100.00           100.00
Investment ..........      357        59.26           0.00            0.00             0.00
                           ---        -----         ------          ------           ------
Total: ..............      353        83.37%         95.42%          56.74%           75.18%
                           ===        =====         ======          ======           ======

                            GROUP II MORTGAGE LOANS

                                 PROPERTY TYPE


                                                                     % OF
                                                                MORTGAGE POOL    WEIGHTED
                                                                 BY AGGREGATE     AVERAGE    WEIGHTED
                                NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                 MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
PROPERTY TYPE                     LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------ ----------- ------------------- --------------- ------------ ----------
Single Family Residence ......      72      $  22,248,093.00         92.01%        10.247%       358
PUD ..........................       3            819,588.49          3.39         11.506        360
Condominium ..................       2            689,185.29          2.85          9.904        360
2-4 Family ...................       1            424,474.99          1.76         10.375        360
                                    --      ----------------        ------         ------        ---
Total: .......................      78      $  24,181,341.77        100.00%        10.282%       358
                                    ==      ================        ======         ======        ===



                                                            % OF             % OF             % OF
                                                        MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                            WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                 WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                 AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
PROPERTY TYPE                      TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------ ----------- ---------- ---------------- --------------- ------------------
Single Family Residence ......     353        83.45%        95.03%           56.68%           73.03%
PUD ..........................     351        91.69        100.00           100.00           100.00
Condominium ..................     357        80.77        100.00            42.05           100.00
2-4 Family ...................     357        67.46        100.00             0.00           100.00
                                   ---        -----        ------           ------           ------
Total: .......................     353        83.37%        95.42%           56.74%           75.18%
                                   ===        =====        ======           ======           ======

                                  LOAN PURPOSE


                                                                     % OF
                                                                MORTGAGE POOL    WEIGHTED
                                                                 BY AGGREGATE     AVERAGE    WEIGHTED
                                NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                 MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
LOAN PURPOSE                      LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
------------------------------ ----------- ------------------- --------------- ------------ ----------
Purchase .....................      47      $  13,719,911.33         56.74%        10.374%       360
Refinance - Cashout ..........      24          8,335,731.77         34.47         10.074        354
Refinance - Rate Term ........       7          2,125,698.67          8.79         10.499        360
                                    --      ----------------        ------         ------        ---
Total: .......................      78      $  24,181,341.77        100.00%        10.282%       358
                                    ==      ================        ======         ======        ===



                                                            % OF             % OF             % OF
                                                        MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                            WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                 WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                 AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
LOAN PURPOSE                       TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
------------------------------ ----------- ---------- ---------------- --------------- ------------------
Purchase .....................      354       89.99%        94.85%          100.00%           89.12%
Refinance - Cashout ..........      351       73.61         95.21             0.00            49.66
Refinance - Rate Term ........      357       78.95        100.00             0.00            85.34
                                    ---       -----        ------           ------            -----
Total: .......................      353       83.37%        95.42%           56.74%           75.18%
                                    ===       =====        ======           ======            =====

                              DOCUMENTATION LEVEL


                                                                       % OF
                                                                  MORTGAGE POOL    WEIGHTED
                                                                   BY AGGREGATE     AVERAGE    WEIGHTED
                                  NUMBER OF       AGGREGATE        CUT-OFF DATE      GROSS      AVERAGE
                                   MORTGAGE      CUT-OFF DATE       PRINCIPAL      INTEREST    ORIGINAL
DOCUMENTATION LEVEL                 LOANS     PRINCIPAL BALANCE      BALANCE         RATE        TERM
-------------------------------- ----------- ------------------- --------------- ------------ ----------
Full Doc - Asset and Income ....      59      $  18,180,598.86         75.18%        10.299%  360
Asset Verification .............       8          2,643,143.82         10.93         10.290   340
Income Verification ............       6          2,280,807.10          9.43         10.170   360
No Documentation ...............       2            637,279.63          2.64         10.615   360
Alternative ....................       3            439,512.36          1.82          9.625   360
                                      --      ----------------        ------         ------   ---
Total: .........................      78      $  24,181,341.77        100.00%        10.282%  358
                                      ==      ================        ======         ======   ===



                                                              % OF             % OF             % OF
                                                          MORTGAGE POOL   MORTGAGE POOL     MORTGAGE POOL
                                              WEIGHTED    BY AGGREGATE     BY AGGREGATE     BY AGGREGATE
                                   WEIGHTED    AVERAGE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
                                   AVERAGE    ORIGINAL      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
                                  REMAINING   COMBINED     BALANCE ARE     BALANCE ARE        ARE FULL
DOCUMENTATION LEVEL                  TERM        LTV     OWNER OCCUPIED     PURCHASES       DOCUMENTATION
-------------------------------- ----------- ---------- ---------------- --------------- ------------------
Full Doc - Asset and Income ....      356       85.47%        96.11%           67.25%           100.00%
Asset Verification .............      337       71.63        100.00            13.22              0.00
Income Verification ............      357       77.37         82.48            17.47              0.00
No Documentation ...............      357       82.40        100.00            47.97              0.00
Alternative ....................      316      100.00        100.00           100.00              0.00
                                      ---      ------        ------           ------            ------
Total: .........................      353       83.37%        95.42%           56.74%            75.18%
                                      ===      ======        ======           ======            ======

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness (the "Credit Scores"). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.


     The following table sets forth information as to the Credit Scores of the related mortgagors as of March 29, 2001.

                            GROUP I MORTGAGE LOANS

                                 CREDIT SCORES






                                                      % OF
                                                    MORTGAGE
                                                    POOL BY
                                    AGGREGATE      AGGREGATE    WEIGHTED
                      NUMBER         CUT-OFF        CUT-OFF      AVERAGE    WEIGHTED
                        OF            DATE            DATE        GROSS      AVERAGE
                     MORTGAGE       PRINCIPAL      PRINCIPAL    INTEREST    ORIGINAL
CREDIT SCORE           LOANS         BALANCE        BALANCE       RATE        TERM
------------------- ---------- ------------------ ----------- ------------ ----------
NA ................       58   $   3,804,329.60        1.75%      11.304%       350
Below 500 .........      114      9,986,623.85         4.58       12.860        354
500 - 525 .........      216     19,783,081.76         9.08       12.395        351
526 - 550 .........      312     29,738,035.27        13.64       12.151        354
551 - 575 .........      383     38,401,104.91        17.62       11.618        353
576 - 600 .........      356     35,863,796.30        16.45       11.223        354
600 - 625 .........      325     33,329,494.75        15.29       10.945        353
626 - 650 .........      201     20,822,167.95         9.55       10.597        350
651 - 675 .........      107     12,946,730.39         5.94        9.984        342
676 - 700 .........       57      6,162,862.74         2.83        9.827        339
700 - 725 .........       41      4,159,222.54         1.91        9.674        352
726 - 750 .........       19      2,207,735.01         1.01        9.257        355
751 - 775 .........        8        693,607.88         0.32       10.190        332
776 - 800 .........        1         78,339.07         0.04       10.625        360
                         ---   ----------------      ------       ------        ---
Total: ............    2,198   $ 217,977,132.02      100.00%      11.334%       352
                       =====   ================      ======       ======        ===
Minimum: 422
Maximum: 796
Weighted Average of available
Credit Scores: 586



                                               % OF                         % OF
                                             MORTGAGE        % OF         MORTGAGE
                                             POOL BY       MORTGAGE        POOL BY
                                            AGGREGATE      POOL BY        AGGREGATE
                                             CUT-OFF      AGGREGATE        CUT-OFF
                                 WEIGHTED      DATE        CUT-OFF          DATE
                      WEIGHTED    AVERAGE   PRINCIPAL        DATE         PRINCIPAL
                      AVERAGE    ORIGINAL    BALANCE      PRINCIPAL        BALANCE
                     REMAINING   COMBINED   ARE OWNER      BALANCE        ARE FULL
CREDIT SCORE            TERM        LTV      OCCUPIED   ARE PURCHASES   DOCUMENTATION
------------------- ----------- ---------- ----------- --------------- --------------
NA ................     346     75.94%         95.68%        42.97%         75.66%
Below 500 .........     351     76.98         100.00         27.02          93.57
500 - 525 .........     348     78.30          99.82         33.52          94.17
526 - 550 .........     351     80.02          99.08         38.15          89.27
551 - 575 .........     350     82.32          99.22         51.81          89.22
576 - 600 .........     351     83.97          99.21         55.87          85.78
600 - 625 .........     350     83.46          98.83         56.50          81.73
626 - 650 .........     347     83.36          97.53         54.63          68.79
651 - 675 .........     339     85.56          97.87         69.32          68.35
676 - 700 .........     336     85.00          95.56         76.51          61.06
700 - 725 .........     349     88.47          98.51         73.53          67.25
726 - 750 .........     352     88.65          98.65         67.88          73.08
751 - 775 .........     329     87.09         100.00         82.31          51.04
776 - 800 .........     358     39.60         100.00        100.00         100.00
                        ---     ------        ------        ------         ------
Total: ............     349     82.28%         98.81%        51.08%         83.24%
                        ===     ======        ======        ======         ======
Minimum: 422
Maximum: 796
Weighted Average of
available Credit
Scores: 586

                            GROUP II MORTGAGE LOANS


                                 CREDIT SCORES






                                                      % OF
                                                    MORTGAGE
                                                    POOL BY
                                    AGGREGATE      AGGREGATE    WEIGHTED
                      NUMBER         CUT-OFF        CUT-OFF      AVERAGE    WEIGHTED
                        OF            DATE            DATE        GROSS      AVERAGE
                     MORTGAGE       PRINCIPAL      PRINCIPAL    INTEREST    ORIGINAL
CREDIT SCORE           LOANS         BALANCE        BALANCE       RATE        TERM
------------------- ---------- ------------------ ----------- ------------ ----------
500 - 525 .........      1     $    344,943.20         1.43%      11.750%        360
526 - 550 .........      7       2,184,034.34          9.03       11.566         360
551 - 575 .........      7       2,273,314.29          9.40       10.689         360
576 - 600 .........      9       2,971,922.63         12.29       10.742         360
600 - 625 .........     20       7,109,769.16         29.40       10.015         352
626 - 650 .........     13       4,495,856.60         18.59        9.997         360
651 - 675 .........      8       2,176,840.85          9.00        9.468         360
676 - 700 .........      5       1,204,584.59          4.98        9.651         360
700 - 725 .........      2         361,772.62          1.50        8.861         360
726 - 750 .........      2         426,698.12          1.76       12.167         360
751 - 775 .........      3         493,345.41          2.04       10.231         360
776 - 800 .........      1         138,259.96          0.57        9.125         360
                        --     ---------------       ------       ------         ---
Total: ............     78     $ 24,181,341.77       100.00%      10.282%        358
                        ==     ===============       ======       ======         ===
Minimum: 525
Maximum: 786
Weighted Average of available
Credit Scores: 620



                                               % OF                         % OF
                                             MORTGAGE        % OF         MORTGAGE
                                             POOL BY       MORTGAGE        POOL BY
                                            AGGREGATE      POOL BY        AGGREGATE
                                             CUT-OFF      AGGREGATE        CUT-OFF
                                 WEIGHTED      DATE        CUT-OFF          DATE
                      WEIGHTED    AVERAGE   PRINCIPAL        DATE         PRINCIPAL
                      AVERAGE    ORIGINAL    BALANCE      PRINCIPAL        BALANCE
                     REMAINING   COMBINED   ARE OWNER      BALANCE        ARE FULL
CREDIT SCORE            TERM        LTV      OCCUPIED   ARE PURCHASES   DOCUMENTATION
------------------- ----------- ---------- ----------- --------------- --------------
500 - 525 .........      358       95.00%     100.00%       100.00%         100.00%
526 - 550 .........      357       75.95      100.00         28.44           82.54
551 - 575 .........      358       87.35      100.00         87.37           86.55
576 - 600 .........      357       82.89      100.00         55.65           88.24
600 - 625 .........      350       82.06       94.48         45.24           65.22
626 - 650 .........      357       77.24       84.12         44.18           67.96
651 - 675 .........      349       97.12      100.00         87.16           79.81
676 - 700 .........      347       89.12      100.00         74.14           74.14
700 - 725 .........      352       80.62      100.00        100.00          100.00
726 - 750 .........      344       78.77      100.00         29.76           29.76
751 - 775 .........      341       94.13      100.00        100.00          100.00
776 - 800 .........      318      100.00      100.00        100.00          100.00
                         ---      ------      ------        ------          ------
Total: ............      353       83.37%      95.42%        56.74%          75.18%
                         ===      ======      ======        ======          ======
Minimum: 525
Maximum: 786
Weighted Average of
available Credit
Scores: 620

                                  THE SERVICER


     Wells Fargo Home Mortgage, Inc. is the servicer and an originator. Wells Fargo Home Mortgage, Inc., the servicer, is a direct, wholly-owned subsidiary of Wells Fargo Bank, National Association, and an indirect wholly-owned subsidiary of Wells Fargo & Company. The servicer is engaged principally in the business of originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and servicing residential mortgage loans for its own account and for others. The servicer is an approved servicer for Freddie Mac and Fannie Mae. The servicer's principal office is located at 1 Home Campus, Des Moines, Iowa 50328-0001. The servicer conducts its sub-prime mortgage loan servicing activities primarily at its offices in Charlotte, North Carolina and Frederick, Maryland. The address of its Charlotte, North Carolina office is 5024 Parkway Plaza Boulevard, Charlotte, North Carolina 28217-1962. The address of its Frederick, Maryland office is 7485 New Horizon Way, Frederick, Maryland 21703. As of December 31, 2000, the servicer's year-to-date servicing portfolio was 2,922,044 loans representing approximately $328 billion.


     The following table sets forth certain information regarding the delinquency experience of the servicer with respect to all sub-prime mortgage loans serviced by it.


                     SUB-PRIME MORTGAGE LOAN PORTFOLIO(1)






                                           AS OF DECEMBER 31, 1999                          AS OF DECEMBER 31, 2000
                              ------------------------------------------------- ------------------------------------------------
                                                                PERCENT                                           PERCENT
                                                         ----------------------                            ---------------------
                                 NO.                       BY NO.                  NO.                       BY NO.
                                 OF          DOLLAR          OF      BY DOLLAR     OF          DOLLAR          OF      BY DOLLAR
                                LOANS        AMOUNT         LOANS      AMOUNT     LOANS        AMOUNT         LOANS     AMOUNT
                              -------- ----------------- ---------- ----------- -------- ----------------- ---------- ----------
Total Portfolio .............  20,129   $2,035,584,330                           26,288   $2,608,496,530
Period of Delinquency(2)
 30-59 Days .................   1,116   $  106,994,172       5.54%      5.26%     2,181   $  200,612,692       8.30%      7.69%
 60-89 Days .................     379   $   36,695,806       1.88%      1.80%       712   $   64,402,583       2.71%      2.47%
 90 days or more ............     220   $   22,135,325       1.09%      1.09%       641   $   57,390,560       2.44%      2.20%
Total Delinquent Loans ......   1,715   $  165,825,302       8.52%      8.15%     3,534   $  322,405,835      13.44%     12.36%
Loans in Foreclosure(3) .....     310   $   29,534,158       1.54%      1.45%       636   $   58,323,530       2.42%      2.24%
REO .........................      48   $    4,650,159       0.24%      0.23%       207   $   16,363,302       0.79%      0.63%

----------
(1)   Percentages in the table are rounded to the nearest 0.01%.


(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for those purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.


(3) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property has been acquired as of the date indicated.

                     SUB-PRIME MORTGAGE LOAN PORTFOLIO(1)






                                             FOR THE QUARTER ENDED MARCH 31, 2001
                                    ------------------------------------------------------
                                                                           PERCENT
                                                                   -----------------------
                                                                     BY NO.
                                     NO. OF          DOLLAR            OF        BY DOLLAR
                                      LOANS          AMOUNT           LOANS       AMOUNT
                                    --------   -----------------   ----------   ----------
Total Portfolio .................    26,623    $2,642,608,234
Period of Delinquency(2)
 30-59 Days .....................     1,784    $  173,211,407          6.70%        6.55%
 60-89 Days .....................       591    $   60,811,327          2.22%        2.30%
 90 days or more ................       623    $   60,675,842          2.34%        2.30%
Total Delinquent Loans ..........     2,998    $  294,698,576         11.26%       11.15%
Loans in Foreclosure(3) .........       882    $   81,020,873          3.31%        3.07%
REO .............................       264    $   21,401,591          0.99%        0.81%


----------
(1)   Percentages in the table are rounded to the nearest 0.01%.


(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for those purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.


(3) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property has been acquired as of the date indicated.

                                  THE TRUSTEE

     Bankers Trust Company of California, N.A. a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling agreement. The trustee's duties are limited solely to its express obligations under the pooling agreement.


                        DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in eight classes, the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class P, Class X and Class R certificates. Only the Class A-1, Class A-2, Class M-1, Class M-2 and Class B-1 certificates, collectively the "Offered Certificates" will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund consists of,

     o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected on or after the cut-off date,

     o all rights of the depositor under a bill of sale between the depositor and Morgan Stanley Dean Witter Mortgage Capital, Inc.,

     o such assets as from time to time are identified as REO property and collections thereon and proceeds thereof, and

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement.

     The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal or notional balance and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the Offered Certificates in accordance with their respective percentage interests, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent an interest in the group I mortgage loans and the Class A-2 certificates generally represent an interest in the group II mortgage loans. The Class M and Class B-1 certificates represent an interest in all mortgage loans.


BOOK-ENTRY REGISTRATION

     The Offered Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described herein. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and participating members thereof. All references herein to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal or notional balance of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing principal or notional amounts of $25,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "certificateholders" as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank. All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration May Reduce Liquidity" and "Description of the Securities--Book-Entry Securities" in the prospectus.

DEFINITIVE CERTIFICATES

     The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates its offices located at 123 Washington Street, New York New York 10006 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to mortgage loan purchase agreements, each of Wells Fargo Home Mortgage, Inc. and Eastern Mortgage Services, Inc. sold, transferred, assigned, set over and otherwise conveyed certain mortgage loans, without recourse, to Morgan Stanley Dean Witter Mortgage Capital, Inc., an affiliate of the depositor, and Morgan Stanley Dean Witter Mortgage Capital, Inc. will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the cut-off date, without recourse, to depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the cut-off date, and (b) interest due and accrued on each such mortgage loan on or after the cut-off date; provided, however, that each originator will not convey, and the related originator reserves and retains all its right, title and interest in and to (x) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.


DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

    (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the applicable originator to the last endorsee;

    (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable originator, escrow company, title company, or closing attorney;

    (c) the mortgage assignment(s), or copies thereof certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the applicable originator of the related mortgage loan to the last endorsee--which assignment may, at the applicable originator's option, be combined with the assignment referred to in clause (d) below;

    (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

    (e) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

    (f) an original title insurance policy or attorney's opinion of title and abstract of title.

     Pursuant to the pooling and servicing agreement, the trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee agrees, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date -- or, with respect to any Qualified Substitute Mortgage Loan, within thirty days after the receipt by the trustee thereof -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be delivered to it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan; and

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description thereof as set forth in the schedule of mortgage loans, the trustee shall promptly so notify the servicer and the depositor in writing with details thereof. Each selling party agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the depositor's notice of such defect, the applicable selling party has not caused the defect to be remedied, that selling party will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of
(x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus the amount of any unreimbursed servicing advances made by the servicer, which purchase price shall be deposited in the distribution account on the next succeeding servicer distribution date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligation of the applicable selling party to cure such breach or to substitute or purchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Offered Certificates and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, each of Wells Fargo Home Mortgage, Inc. and Morgan Stanley Dean Witter Mortgage Capital, Inc., each a selling party, will make representations and warranties, with respect to each mortgage loan transferred by it, as of the date specified in the related mortgage loan purchase agreement which is prior to the cut-off date with respect to substantially all of the mortgage loans.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of a certificateholder, the servicer, the depositor, agent or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the holders of the Offered Certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within ninety days of the earlier to occur of the selling party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the selling party will,

     o  promptly cure such breach in all material respects,

     o remove each mortgage loan which has given rise to the requirement for action by that selling party, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall, or

     o purchase such mortgage loan at a price equal to the principal balance of such mortgage loan as of the date of purchase plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon computed at the mortgage interest rate, net of the servicing fee if that selling party is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, and deposit such purchase price into the distribution account on the next succeeding servicer distribution date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the selling party shall be obligated to indemnify the depositor for any third-party claims arising out of a breach by the selling party of representations or warranties regarding the mortgage loans transferred by it. The obligation of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Offered Certificates, the trustee and the depositor.


DISTRIBUTIONS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that the servicer, shall establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the servicer remittance amount from the collection account to the distribution account, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days of receipt, amounts representing the following distributions received and collections made by it after the cut-off date, other than in respect of monthly distributions on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all distributions on account of principal, including prepayments of principal;

     o all distributions on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices and Liquidation Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the servicer remittance date which shall be the 18th day of each month, or if such date is not a business day, then the preceding business day.

     The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of,

     o all collections of principal and interest on the mortgage loans, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement,

but excluding the following:

          (a) amounts received on a particular mortgage loan, with respect to which the servicer has previously made an unreimbursed P&I Advance, as late distributions of interest, or as Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

          (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

          (c) for such servicer remittance date, the aggregate servicing fee;

          (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

          (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees; and

          (f) certain other amounts which are reimbursable to the servicer, as provided in the pooling and servicing agreement.

     The amounts described in clauses (a) through (f) above may be withdrawn by the servicer from the collection account on or prior to each servicer remittance date.


DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in May 2001, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its offices located at 123 Washington Street, New York, New York 10006 for those purposes.


PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

     (1) to interest on each class of certificates;

     (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "--Distributions of Interest and Principal";

     (3) to principal on the classes of certificates then entitled to receive distributions of principal in order to maintain the Specified Subordinated Amount;

     (4) to unpaid interest and Applied Realized Loss Amounts in the order and subject to the priorities described herein under "--Distributions of Interest and Principal"; and

     (5) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth herein under "--Distributions of Interest and Principal."


DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     The "Pass-Through Rate" for each class of Offered Certificates will be equal to the least of (x) One-Month LIBOR plus the related fixed margin for that class, (y) 16%, and (z) the weighted average of the mortgage rates then in effect on the beginning of the related Due Period on the mortgage loans minus the expense fee rate (referred to as the WAC Cap).

     The "fixed margin" for each class of Offered Certificates is as follows:
Class A-1, 0.23%; Class A-2, 0.29%; Class M-1, 0.65%; Class M-2, 1.05% and
Class B-1, 2.35%. On the distribution date immediately following the distribution date on which the servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean Up Call," the pass-through margin for each class of Offered Certificates shall increase to the following: Class A-1, 0.46%, Class A-2, 0.58%, Class M-1, 0.975%, Class M-2 1.575% and Class B-1,
3.525%.

     On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

     On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

       (i) to the holders of each class of Offered Certificates in the following order or priority:

       (a) concurrently, from the Interest Remittance Amount relating to the group I mortgage loans, to the Class A-1 and from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2 certificates, the related Accrued Certificate Interest and any Unpaid Interest Amounts for those classes, on that distribution date; provided that if the Interest Remittance Amount for any group is insufficient to pay the related Accrued Certificate Interest and any Unpaid Interest Amount, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amount will be available for to cover that shortfall;

       (b) to the Class M-l certificates, the Accrued Certificate Interest for that class on that distribution date;

       (c) to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

       (d) to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

     (ii) A. on each distribution date (a) before the related Stepdown Date or
   (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the applicable Principal Distribution Amount in the following order or priority:

         (x) to the Class A certificates, allocated between those classes as described below until the Class Certificate Balances thereof are reduced to zero.

         (y) sequentially to the Class M-1, Class M-2 and Class B-1 certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

     B. on each distribution date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distribution of principal an amount equal to the applicable Principal Distribution Amount in the following amounts and order of priority:

       (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated between those classes as described below until the Class Certificate Balances thereof are reduced to zero;

       (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii) B. (a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

       (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii) B. (a) above and to the Class M-1 certificates in clause (ii) B. (b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

       (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii) B. (a) above, to the Class M-1 Certificates in clause (ii) B. (b) above and to the Class M-2 certificates in clause (ii) B. (c) above and (y) the Class B-1 Principal Distribution Amount to the Class B-1 certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

     (iii) any amount remaining after the distributions in clauses (i) and
   (ii) above shall be distributed in the following order of priority with respect to the Offered Certificates:

       (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

       (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

       (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

       (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

       (e) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

       (f) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

       (g) to the Excess Reserve Fund Account the amount of any Basis Risk Payment for such distribution date;

       (h) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk CarryForward Amount with respect to the Offered Certificates for such distribution date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of Certificates;

       (i) to the Class X certificates those amounts as described in the pooling and servicing agreement; and

       (j) if the distribution date follows the prepayment period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any mortgage loan, to the holders of the Class P certificates, in reduction of its Class Certificate Balance, until that Class Certificate Balance has been reduced to zero; and

       (k)  to the holders of the Class R certificates, the remaining amount.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the certificates exceeds the sum of the aggregate principal balance of the mortgage loans, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-1 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount."

     On any Distribution Date, any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 and any Prepayment Interest Shortfalls not covered by compensating interest payments from the servicer, will be allocated first to the interest distribution amount with respect to the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY INTEREST SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.


ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any distribution date will be allocated between the Class A-1 certificates and the Class A-2 certificates on a pro rata basis based on the Class A Principal Allocation Percentage for each of those classes for that distribution date; provided, however, that if the Class Certificate Balance of either class of Class A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of principal distributions distributable on all subsequent distribution dates will be distributed to the holders of the class of Class A certificates remaining outstanding until its Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans and payments to the Class A-2 certificates will be made first from payments relating to the group II mortgage loans.

     On each distribution date, the trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period and will distribute these amounts to the holders of the Class P certificates.


CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.


EXCESS RESERVE FUND ACCOUNT

     The "Basis Risk Payment" for any distribution date will be the sum of (1) any Basis Risk CarryForward Amount and (2) the Required Reserve Amount for that date, provided however that with respect to any distribution date the payment cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the pass-through rate for any class of Offered Certificates is based upon the WAC Cap, the lesser of (x) the excess of
(i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the pass-through rate not been subject to the WAC Cap, up to 16%, over (ii) the amount of interest that class of certificates received on that distribution date based on the WAC Cap and (y) 16% over the related Accrued Certificate Interest for the applicable distribution date, together with the unpaid portion of any excess from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of certificates, without giving effect to the WAC Cap) is the "Basis Risk CarryForward Amount" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be paid on future distribution dates from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described herein). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     The pooling and servicing agreement establishes an account (referred to as the Excess Reserve Fund Account), which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. On the closing date, $10,000 will be deposited into the Excess Reserve Fund Account. Thereafter, the Required Reserve Amount shall be $10,000 and shall be funded from amounts otherwise to be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable distribution date.


OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any on each distribution date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent hereafter described.

     The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount of the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates as described above on any distribution date will, to the extent not otherwise required to be held in the Excess Reserve Fund Account, be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amount, Unpaid Interest Amounts or Applied Realized Losses.

     With respect to any distribution date, the excess, if any, of (a) the aggregate principal balances of the mortgage loans immediately following that distribution date over (b) the Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Basic Principal Distribution Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a Subordination Deficiency). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount". The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount." As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Subordinated Amount may not "step down". Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the performance tests are described in the definition of "Trigger Event" are unmet.

     Subordination Reduction Amount. In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, or in the event that an Excess Subordinated Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will (to the extent not otherwise required to be held in the Excess Reserve Fund Account) be distributed to the Holders of the Class X certificates on that distribution date until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on that distribution date, would be, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will (to the extent not otherwise required to be held in the Excess Reserve Fund Account) instead be distributed to the holders of the Class X certificates in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cashflow (referred to as the Subordination Reduction Amount for that distribution date). The "Net Monthly Excess Cashflow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the certificates and to maintain the Required Reserve Amount has been deposited in the Excess Reserve Fund Account.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date the trustee will make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at http:\\www-app.gis.deutsche-bank.com\invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777.


AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement, without notice to, or consent of, the holder of the

Offered Certificates, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement; provided, that such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Offered Certificates, adversely affect in any material respect the interests of any holder of the Offered Certificates; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate, or change the rights or obligations of any other party to the pooling and servicing agreement without the consent of such party.

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee, and the holders of the majority of the percentage interest of the Offered Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate or reduce the percentage of the Offered Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Offered Certificates.


                      THE POOLING AND SERVICING AGREEMENT

     Wells Fargo Home Mortgage, Inc. will act as the servicer of the mortgage loans. See "The Servicer" herein. The servicer will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.


SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer shall be entitled with respect to each mortgage loan to the servicing fee, which shall be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee shall be an amount equal to interest at one-twelfth of the servicing fee rate for such mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items. The servicer shall also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and shall not be entitled to reimbursement therefor except as specifically provided in the pooling and servicing agreement.


P&I ADVANCES AND SERVICER ADVANCES

     P&I Advances. The servicer is required to make P&I Advances on each servicer remittance date, subject to the servicer's determination that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's good faith determination that a P&I Advance was recoverable when made, if P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate. See "Description of the Certificates-- Payments on the Mortgage Loans" herein.

     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a similar mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to,

     o  the preservation, restoration and protection of the mortgaged property,


     o  enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time such servicing advance was made, that it would be recoverable, such servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate.

     Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement or, if not recovered from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the distribution account.

     The servicer shall not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.


PREPAYMENT INTEREST SHORTFALLS

     Not later than the close of business on the 18th day of each month, the servicer is required to remit to the trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor.


SERVICER REPORTS

     On each servicer remittance date, the servicer is required to deliver to the trustee, a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "--Flow of Funds" herein and containing the information to be included in the distribution report for such distribution date delivered by the trustee.

     The servicer is required to deliver to the trustee, and the rating agencies, not later than May 15th of each year, starting in 2002, an officer's certificate stating that,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the servicer to remedy such default.

     Not later than May 15th of each year, starting in 2002, the servicer, at its expense, is required to cause to be delivered to the trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with agreements similar to the pooling and servicing agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.


COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the pooling and servicing agreement.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.


HAZARD INSURANCE

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.


REALIZATION UPON DEFAULTED MORTGAGE LOANS


     The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase Net Liquidation Proceeds and that such expenses will be recoverable by the servicer.


REMOVAL AND RESIGNATION OF THE SERVICER

     The trustee may, and shall at the direction of the majority holders of the certificates, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d),
(e) or (f) below. Each of the following constitutes a "servicer event of default":

   (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by the holders of certificates evidencing percentage interests of at least 25%; or

   (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of forty-five days after the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, shall have been given to the servicer by the trustee, or to the servicer and the trustee by any holder of a certificate; or

   (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty days; or

   (d) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

   (e) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

   (f) failure by the servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the servicer, and the trustee, or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.


     Upon removal or resignation of the servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates so requests, the trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Other Compensation and Payment of Expenses" herein.



TERMINATION; OPTIONAL CLEAN-UP CALL

     The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans, after applying payments received for the related due period, is equal to or less than 10% of the aggregate principal balances of the mortgage loans as of the cut-off date. Such purchase of the mortgage loans would result in the payment in full of the Offered Certificates on such distribution date.

     The trust shall also terminate upon notice to the trustee of either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement and the payment of all amounts due and payable to the trustee or (ii) mutual consent of the servicer and all certificateholders in writing; provided, however, that in no event shall the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein.

                      PREPAYMENT AND YIELD CONSIDERATIONS


STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the Prepayment Assumption assumes rates of approximately 1.533% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.533% per annum (precisely 23/15% expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 23.00% per annum each month. The Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a Constant Prepayment Rate (CPR) of 25%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o  the assumed mortgage loans are as set forth below;

     o  the closing date for the certificates occurs on April 25, 2001;

     o distributions on the certificates are made on the 25th day of each month, commencing in May 2001, in accordance with the priorities described herein;

     o the mortgage loans prepayment rates with respect to the fixed-rate mortgage loans are a multiple of the applicable prepayment assumption and with respect to the adjustable-rate mortgage loans are constant percentages of CPR each as stated in the tables below;

     o  prepayments include 30 days' interest thereon;

     o the optional termination is not exercised (except with respect to the weighted average life to call);

     o the Specified Subordinated Amount is initially as specified herein and thereafter decreases in accordance with the provisions herein;

     o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate adjustment date (and on subsequent adjustment dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic adjustment cap and maximum interest rate), (b) the assumed level of six-month LIBOR is 4.59% and One-Year CMT is 3.99% and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o  One-Month LIBOR remains constant at 5.05%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;


     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;


     o the rate at which the servicing fee is calculated is 0.50% and the rate at which the trustee fee is calculated is 0.02%;


     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page hereof; and


     o interest accrues on each class of certificates at the applicable pass-through rate set forth or described in this prospectus supplement.


     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables herein.

                                                                                        STATED    ORIGINAL
                                                                       CUT-OFF DATE   REMAINING    BALLOON
                                      INDEX       PRINCIPAL BALANCE   MORTGAGE RATE      TERM       TERM
          GROUP            TYPE        NAME              ($)               (%)         (MONTHS)   (MONTHS)
------------------------- ------ --------------- ------------------- --------------- ----------- ----------
Group I Mortgage Loans      ARM  6 Month LIBOR          449,954.86        9.51464        355         0
Group I Mortgage Loans      ARM    1 Year CMT         1,108,096.71       10.62699        357         0
Group I Mortgage Loans      ARM    1 Year CMT         2,003,526.11       10.81258        356         0
Group I Mortgage Loans      ARM    1 Year CMT         2,178,613.24       10.72099        354         0
Group I Mortgage Loans      ARM  6 Month LIBOR       10,095,372.16       10.65448        357         0
Group I Mortgage Loans      ARM  6 Month LIBOR       14,624,678.49       10.79230        357         0
Group I Mortgage Loans      ARM  6 Month LIBOR       16,895,425.15       11.14892        357         0
Group I Mortgage Loans      ARM    1 Year CMT        24,106,937.84       10.53518        356         0
Group I Mortgage Loans      ARM  6 Month LIBOR      120,176,718.69       10.82253        357         0
Group I Mortgage Loans      FRM        NA               118,951.57       11.99264        177       180
Group I Mortgage Loans      FRM        NA               237,393.90       12.25556        177       180
Group I Mortgage Loans      FRM        NA             1,590,511.85       11.32135        316         0
Group I Mortgage Loans      FRM        NA             2,812,095.35       10.36712        177       180
Group I Mortgage Loans      FRM        NA             3,032,131.03       10.84361        177       180
Group I Mortgage Loans      FRM        NA             4,539,219.10       10.65045        300         0
Group I Mortgage Loans      FRM        NA             5,879,290.71       11.35330        335         0
Group I Mortgage Loans      FRM        NA             8,128,215.26       10.86867        316         0
Group II Mortgage Loans     ARM  6 Month LIBOR          905,233.66       11.11260        355         0
Group II Mortgage Loans     ARM  6 Month LIBOR        1,293,028.78        9.92791        357         0
Group II Mortgage Loans     ARM    1 Year CMT         1,431,051.62        9.68059        357         0
Group II Mortgage Loans     ARM    1 Year CMT         3,086,423.74       10.05781        357         0
Group II Mortgage Loans     ARM  6 Month LIBOR        4,211,435.59        9.67030        357         0
Group II Mortgage Loans     ARM  6 Month LIBOR       12,574,640.55        9.68840        357         0
Group II Mortgage Loans     FRM        NA               299,131.84        8.98000        179       180
Group II Mortgage Loans     FRM        NA               380,395.99        9.98000        359         0



                             ORIGINAL
                           AMORTIZATION                  NEXT       RATE        GROSS        GROSS        CURRENT       NEXT
                               TERM          GROSS       RATE       RESET       LIFE          LIFE       PER RATE     PER RATE
                             (MONTHS)       MARGIN       RESET      FREQ        FLOOR         CAP           CAP          CAP
          GROUP                 (%)           (%)      (MONTHS)   (MONTHS)       (%)          (%)           (%)          (%)
------------------------- -------------- ------------ ---------- ---------- ------------ ------------- ------------ ------------
Group I Mortgage Loans         360          5.46938       19         6        5.46938      16.03464       3.00000      1.00000
Group I Mortgage Loans         360          6.41103       31        12        6.41103      17.14699       2.92203      2.00000
Group I Mortgage Loans         360          7.10063       29        12        7.10063      17.33258       2.84281      2.00000
Group I Mortgage Loans         357          6.76340       32        12        6.76340      17.24099       2.95290      2.00000
Group I Mortgage Loans         360          6.63067       21         6        6.63067      17.17448       2.99038      1.00426
Group I Mortgage Loans         360          7.24375       21         6        7.24375      17.3123        3.00000      1.01194
Group I Mortgage Loans         360          6.93911       21         6        6.93911      17.66892       3.00000      1.02818
Group I Mortgage Loans         359          6.64546       33        12        6.64546      17.05518       3.00000      2.00000
Group I Mortgage Loans         360          6.91426       21         6        6.91426      17.34253       3.00000      1.00292
Group I Mortgage Loans         360          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         360          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         319          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         359          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         360          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         303          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         348          NA            NA        NA        NA            NA            NA           NA
Group I Mortgage Loans         319          NA            NA        NA        NA            NA            NA           NA
Group II Mortgage Loans        358          6.86504       21         6        6.86504      17.6326        3.00000      1.00000
Group II Mortgage Loans        360          5.95897       21         6        5.95897      16.44791       3.00000      1.00000
Group II Mortgage Loans        360          6.13187       27        12        6.13187      16.20059       2.76927      2.00000
Group II Mortgage Loans        360          6.30921       33        12        6.30921      16.57781       3.00000      2.00000
Group II Mortgage Loans        360          6.32771       21         6        6.32771      16.1903        3.00000      1.00000
Group II Mortgage Loans        360          6.11444       21         6        6.11444      16.2084        3.00000      1.00000
Group II Mortgage Loans        360          NA            NA        NA        NA            NA            NA           NA
Group II Mortgage Loans        360          NA            NA        NA        NA            NA            NA           NA

GENERAL

     Each Interest Accrual Period for the Offered Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.


DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the Offered Certificates, and particularly the Class M and Class B-1 certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

     In general, a "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. A "liquidated mortgage loan" is a defaulted mortgage loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received.


PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or the servicer). Because certain of the mortgage loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Mortgage Loans and the 3/1 Adjustable Mortgage Loans) will not have their initial Adjustment Date until 2 or 3 years after the origination thereof. The prepayment experience of the 2/28 Adjustable Mortgage Loans and the 3/1 Adjustable Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Mortgage Loans and the 3/1 Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 Adjustable Mortgage Loans or the 3/1 Adjustable Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the Offered Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The pass-through rate for each Class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described herein.

     The pass-through rate for each class of Offered Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on the Six-Month LIBOR and One-Year CMT, the Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Offered Certificates were to be higher than the WAC Cap, the pass-through rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. Unless and until the Subordinated Amount equals the Specified Subordinated Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.


CLASS M AND CLASS B-1 CERTIFICATES

     The Class M and Class B-1 certificates provide credit enhancement for the certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B-1 certificates, in reverse order of their relative payment priorities (with Class B-1 certificates having the lowest priority) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M and Class B-1 certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B-1 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of Class M and Class B-1 certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the Offered Certificates include the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B-1 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B-1 certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because each Trigger Event is based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M and Class B-1 certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the Class M and Class B-1 certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

     For all purposes, the Class B-1 certificates in each certificate group will have the lowest payment priority of any class of subordinated certificates.


WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" herein.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.


DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.


PREPAYMENT SCENARIOS




                             SCENARIO I     SCENARIO II     SCENARIO III     SCENARIO IV     SCENARIO V
                            ------------   -------------   --------------   -------------   -----------
Fixed-rate mortgage loans
 (% of Prepayment
 Assumption) ............         0%             75%             100%             125%            150%
Adjustable-rate mortgage
 loans (% of Prepayment
 Assumption) ............         0%             75%             100%             125%            150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*



                                                            CLASS A-1
                                                       PREPAYMENT SCENARIO
DISTRIBUTION DATE                       --------------------------------------------------
                                             I         II       III        IV        V
                                        ---------- --------- --------- --------- ---------
Initial Percentage ....................      100       100       100       100       100
April-02 ..............................       99        78        71        63        56
April-03 ..............................       99        59        48        37        28
April-04 ..............................       98        44        31        19        10
April-05 ..............................       97        35        25        18        10
April-06 ..............................       97        28        19        12         8
April-07 ..............................       96        23        14         8         5
April-08 ..............................       95        18        11         6         3
April-09 ..............................       93        15         8         4         2
April-10 ..............................       92        12         6         3         1
April-11 ..............................       91        10         4         2         1
April-12 ..............................       89         8         3         1         0
April-13 ..............................       87         6         2         1         0
April-14 ..............................       85         5         2         0         0
April-15 ..............................       83         4         1         0         0
April-16 ..............................       77         3         1         0         0
April-17 ..............................       74         2         0         0         0
April-18 ..............................       71         2         0         0         0
April-19 ..............................       67         1         0         0         0
April-20 ..............................       63         1         0         0         0
April-21 ..............................       59         1         0         0         0
April-22 ..............................       54         0         0         0         0
April-23 ..............................       48         0         0         0         0
April-24 ..............................       42         0         0         0         0
April-25 ..............................       36         0         0         0         0
April-26 ..............................       31         0         0         0         0
April-27 ..............................       26         0         0         0         0
April-28 ..............................       19         0         0         0         0
April-29 ..............................       13         0         0         0         0
April-30 ..............................        6         0         0         0         0
April-31 ..............................        0         0         0         0         0
Weighted Average Life to Maturity .....     20.42      4.06      2.99      2.27      1.74
Weighted Average Life to Call .........     20.38      3.75      2.75      2.08      1.58



                                                            CLASS A-2                                CLASS M-1
                                                       PREPAYMENT SCENARIO                      PREPAYMENT SCENARIO
DISTRIBUTION DATE                       -------------------------------------------------- ------------------------------
                                             I         II       III        IV        V          I         II       III
                                        ---------- --------- --------- --------- --------- ---------- --------- ---------
Initial Percentage ....................      100       100       100       100       100        100       100       100
April-02 ..............................       99        77        70        62        55        100       100       100
April-03 ..............................       99        58        47        36        27        100       100       100
April-04 ..............................       98        43        30        18         9        100       100       100
April-05 ..............................       97        34        24        17         9        100        87        63
April-06 ..............................       96        27        18        12         7        100        70        47
April-07 ..............................       95        22        13         8         4        100        57        35
April-08 ..............................       94        18        10         5         2        100        46        26
April-09 ..............................       93        14         7         3         1        100        37        20
April-10 ..............................       91        11         5         2         1        100        30        15
April-11 ..............................       90         9         4         1         0        100        24        11
April-12 ..............................       88         7         3         1         0        100        19         8
April-13 ..............................       86         6         2         0         0        100        15         6
April-14 ..............................       84         4         1         0         0        100        12         4
April-15 ..............................       82         3         1         0         0        100        10         1
April-16 ..............................       78         3         0         0         0        100         7         0
April-17 ..............................       75         2         0         0         0        100         6         0
April-18 ..............................       72         2         0         0         0        100         5         0
April-19 ..............................       68         1         0         0         0        100         2         0
April-20 ..............................       64         1         0         0         0        100         0         0
April-21 ..............................       60         0         0         0         0        100         0         0
April-22 ..............................       55         0         0         0         0        100         0         0
April-23 ..............................       49         0         0         0         0        100         0         0
April-24 ..............................       43         0         0         0         0        100         0         0
April-25 ..............................       38         0         0         0         0         92         0         0
April-26 ..............................       33         0         0         0         0         79         0         0
April-27 ..............................       27         0         0         0         0         65         0         0
April-28 ..............................       21         0         0         0         0         49         0         0
April-29 ..............................       14         0         0         0         0         33         0         0
April-30 ..............................        7         0         0         0         0         15         0         0
April-31 ..............................        0         0         0         0         0          0         0         0
Weighted Average Life to Maturity .....     20.49      3.95      2.90      2.19      1.66      26.86      7.80      5.85
Weighted Average Life to Call .........     20.44      3.68      2.69      2.03      1.54      26.76      7.09      5.31



                                             CLASS M-1
                                        PREPAYMENT SCENARIO
DISTRIBUTION DATE                       -------------------
                                            IV        V
                                        --------- ---------
Initial Percentage ....................     100       100
April-02 ..............................     100       100
April-03 ..............................     100       100
April-04 ..............................     100       100
April-05 ..............................      45        71
April-06 ..............................      31        19
April-07 ..............................      21        12
April-08 ..............................      15         8
April-09 ..............................      10         5
April-10 ..............................       7         0
April-11 ..............................       5         0
April-12 ..............................       1         0
April-13 ..............................       0         0
April-14 ..............................       0         0
April-15 ..............................       0         0
April-16 ..............................       0         0
April-17 ..............................       0         0
April-18 ..............................       0         0
April-19 ..............................       0         0
April-20 ..............................       0         0
April-21 ..............................       0         0
April-22 ..............................       0         0
April-23 ..............................       0         0
April-24 ..............................       0         0
April-25 ..............................       0         0
April-26 ..............................       0         0
April-27 ..............................       0         0
April-28 ..............................       0         0
April-29 ..............................       0         0
April-30 ..............................       0         0
April-31 ..............................       0         0
Weighted Average Life to Maturity .....     4.94      4.69
Weighted Average Life to Call .........     4.50      4.34

-------
  * Rounded to the nearest whole percentage.
**    The weighed average life of a Certificate of any class is determined by
      (I) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i)

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                            CLASS M-2
                                                       PREPAYMENT SCENARIO
           DISTRIBUTION DATE            --------------------------------------------------
                                             I         II       III        IV        V
                                        ---------- --------- --------- --------- ---------
Initial Percentage ....................      100       100       100       100       100
April-02 ..............................      100       100       100       100       100
April-03 ..............................      100       100       100       100       100
April-04 ..............................      100       100       100       100       100
April-05 ..............................      100        87        63        45        31
April-06 ..............................      100        70        47        31        19
April-07 ..............................      100        57        35        21        12
April-08 ..............................      100        46        26        15         6
April-09 ..............................      100        37        20        10         0
April-10 ..............................      100        30        15         4         0
April-11 ..............................      100        24        11         0         0
April-12 ..............................      100        19         7         0         0
April-13 ..............................      100        15         3         0         0
April-14 ..............................      100        12         0         0         0
April-15 ..............................      100        10         0         0         0
April-16 ..............................      100         6         0         0         0
April-17 ..............................      100         3         0         0         0
April-18 ..............................      100         0         0         0         0
April-19 ..............................      100         0         0         0         0
April-20 ..............................      100         0         0         0         0
April-21 ..............................      100         0         0         0         0
April-22 ..............................      100         0         0         0         0
April-23 ..............................      100         0         0         0         0
April-24 ..............................      100         0         0         0         0
April-25 ..............................       92         0         0         0         0
April-26 ..............................       79         0         0         0         0
April-27 ..............................       65         0         0         0         0
April-28 ..............................       49         0         0         0         0
April-29 ..............................       33         0         0         0         0
April-30 ..............................       15         0         0         0         0
April-31 ..............................        0         0         0         0         0
Weighted Average Life to Maturity .....     26.86      7.69      5.74      4.73      4.23
Weighted Average Life to Call .........     26.76      7.09      5.28      4.36      3.95

                                                            CLASS B-1
                                                       PREPAYMENT SCENARIO
           DISTRIBUTION DATE            --------------------------------------------------
                                             I         II       III        IV        V
                                        ---------- --------- --------- --------- ---------
Initial Percentage ....................      100       100       100       100       100
April-02 ..............................      100       100       100       100       100
April-03 ..............................      100       100       100       100       100
April-04 ..............................      100       100       100       100       100
April-05 ..............................      100        87        63        45        28
April-06 ..............................      100        70        47        27        13
April-07 ..............................      100        57        33        15         4
April-08 ..............................      100        46        22         7         0
April-09 ..............................      100        35        13         1         0
April-10 ..............................      100        26         7         0         0
April-11 ..............................      100        18         2         0         0
April-12 ..............................      100        12         0         0         0
April-13 ..............................      100         8         0         0         0
April-14 ..............................      100         4         0         0         0
April-15 ..............................      100         1         0         0         0
April-16 ..............................      100         0         0         0         0
April-17 ..............................      100         0         0         0         0
April-18 ..............................      100         0         0         0         0
April-19 ..............................      100         0         0         0         0
April-20 ..............................      100         0         0         0         0
April-21 ..............................      100         0         0         0         0
April-22 ..............................      100         0         0         0         0
April-23 ..............................      100         0         0         0         0
April-24 ..............................      100         0         0         0         0
April-25 ..............................       92         0         0         0         0
April-26 ..............................       79         0         0         0         0
April-27 ..............................       65         0         0         0         0
April-28 ..............................       49         0         0         0         0
April-29 ..............................       30         0         0         0         0
April-30 ..............................        7         0         0         0         0
April-31 ..............................        0         0         0         0         0
Weighted Average Life to Maturity .....     26.76      7.17      5.32      4.33      3.80
Weighted Average Life to Call .........     26.72      6.96      5.17      4.21      3.70

-------
 *    Rounded to the nearest whole percentage.
**    The weighed average life of a Certificate of any class is determined by
      (I) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution dates for each Class of Offered Certificates are as follows:



                                        LAST SCHEDULED
                                      DISTRIBUTION DATE
                                     -------------------
  Class A-1 certificates .........   September 25, 2031
  Class A-2 certificates .........   September 25, 2031
  Class M-1 certificates .........   September 25, 2031
  Class M-2 certificates .........   September 25, 2031
  Class B-1 certificates .........   September 25, 2031


     The last scheduled distribution date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page hereof for that class would be reduced to zero. The last scheduled distribution dates for all Classes have been calculated as the sixth distribution date following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the information in the section "Federal Income Tax Consequences" in the prospectus.

     The discussion in this section and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section to the code and sections are to the Internal Revenue Code.


GENERAL

     The pooling and servicing agreement provides that the trust, exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement, will comprise a "Lower Tier REMIC" and an "Upper Tier REMIC" organized in a two-tiered REMIC structure. Each Certificate, other than the Class R certificate, represents ownership of a regular interest in the Upper Tier REMIC. The Class R Certificate will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

TAXATION OF REGULAR INTERESTS

     A holder of a class of Offered Certificates, other than the Class R certificate, will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Cap Contracts"). A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components--the REMIC Regular Interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the Prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

     Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.


STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.


THE CAP CONTRACT COMPONENT

     The following discussion assumes that the Cap Contract will be treated as a notional principal contract and not as an interest in a partnership for Federal income tax purposes. As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

     Any payments made to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.


OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Miscellaneous Tax Aspects--Backup Withholding" and "--Tax Treatment of Foreign Investors" in the prospectus.

     The Treasury Department has issued withholding regulations which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. Prospective investors are encouraged to consult their own tax advisors regarding the withholding regulations.


                                  STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the Underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

     (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, Moody's or Fitch, Inc. (each, a "Rating Agency");

     (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed twenty-five (25) percent of each class of Offered Certificates outstanding at the time of the acquisition,
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     The Offered Certificates will NOT constitute "mortgage related securities" for purposes of SMMEA.

     See "Legal Investment" in the prospectus.


                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement dated April 12, 2001 between the depositor and Morgan Stanley & Co. Incorporated, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:




                                      PRINCIPAL        PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL
                                      AMOUNT OF        AMOUNT OF       AMOUNT OF       AMOUNT OF       AMOUNT OF
           UNDERWRITER                CLASS A-1        CLASS A-2       CLASS M-1       CLASS M-2       CLASS B-1
---------------------------------  ---------------  --------------  --------------  --------------  --------------
Morgan Stanley & Co.
 Incorporated ...................   $173,366,730     $19,231,986     $13,923,306     $12,762,872     $10,210,106
Blaylock & Partners, L.P. .......      3,777,135         419,007         303,347         278,064         222,447
Utendahl Capital Partners, L.P. .      3,777,135         419,007         303,347         278,064         222,447
                                    ------------     -----------     -----------     -----------     -----------
Total ...........................   $180,921,000     $20,070,000     $14,530,000     $13,319,000     $10,655,000
                                    ============     ===========     ===========     ===========     ===========

     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered hereby if any are purchased.

     The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the Offered Certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Method of Distribution" in the prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain legal matters in connection with the certificates will be passed upon for the depositor and the underwriters by Brown & Wood llp, New York, New York.


                                    RATINGS


     In order to be issued, the certificates must be assigned ratings not lower than the following by Fitch, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's"):




           FITCH     MOODY'S
          -------   --------
  A-1     AAA       Aaa
  A-2     AAA       Aaa
  M-1     AA        Aa2
  M-2     A         A2
  B-1     BBB-      Baa3

     The ratings on the Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, or the anticipated yields in light of prepayments. Further, the ratings on the Offered Certificates do not address the payment of any Basis Risk CarryForward Amount. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Fitch, Inc., One State Street Plaza, New York, New York 10007. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.


     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     "ACCRUED CERTIFICATE INTEREST", for each class of Offered Certificates on any distribution date shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance at the related Pass-Through Rate, as reduced by that class' share of Net Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

     "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable to the servicer and trustee: (1) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the trustee by the servicer remittance date, which is generally the 18th day of the month, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance, (2) certain unscheduled payments in respect of the mortgage loans received by the servicer and remitted to the trustee, including prepayments, insurance proceeds, net liquidation proceeds and proceeds from repurchases of and substitutions for those mortgage loans occurring during the related Prepayment Period, excluding prepayment charges and (3) payments from the servicer to the trustee in respect of prepayment interest shortfalls for that distribution date. The holders of the Class P certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any distribution date is the percentage equivalent of a fraction, determined as follows:

     (1) with respect to the Class A-1 certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that distribution date; and

     (2) with respect to the Class A-2 certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that distribution date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT", for a loan group is the excess of
(A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of (x) approximately 66.00% of the aggregate principal balances of the mortgage loans as of the last day of the related Due Period and (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $1,210,792.37.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT", with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 97.80% of the aggregate principal balances of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $1,210,792.37; provided, however, that with respect to any distribution date on which the

Class Certificate Balances of the Class A-1, Class M-1 and Class M-2 certificates have been reduced to zero, the Class B-1 Principal Distribution Amount is the lesser of (x) the Class Certificate Balance of the Class B-1 certificates and (y) the Principal Distribution Amount.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of certificates, the Class Certificate Balance of any class of Offered Certificates as of any distribution date is the initial Class Certificate Balance thereof reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as payments of principal and,

     o in the case of any class of Class M or Class B-1 certificates, the amount of any Applied Realized Loss Amounts applicable to that class of Class M or Class B-1 certificates not reimbursed before that distribution date.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT", with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 78.00% of the aggregate principal balances of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $1,210,792.37.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT", with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 89.00% of the aggregate principal balances of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $1,210,792.37.

     A mortage loan is "Delinquent" if any monthly payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage loan. A mortgage loan is "30 days Delinquent" if the monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that monthly payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of the immediately preceding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

     "DUE PERIOD" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day in the calendar month in which that distribution date occurs.

     "EXCESS SUBORDINATED AMOUNT" is described in "--Overcollateralization Provisions."

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     "INTEREST ACCRUAL PERIOD" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately that distribution date.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that loan group.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "P&I ADVANCES" means advances made by the servicer on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PREPAYMENT PERIOD" means, with respect to any distribution date, the calendar month preceding the month in which that distribution date occurs.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any distribution date, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) each payment of principal on a mortgage loan received during that Due Period, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the liquidation proceeds on the mortgage loans allocable to principal actually collected by the servicer during the related Prepayment Period, (iv) the portion of the purchase price with respect to each deleted mortgage loan that was repurchased during the related Prepayment Period, (v) the principal portion of any substitution adjustment amounts in connection with a substitution of a mortgage loan as of that distribution date and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     "RECORD DATE" means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

     "REFERENCE BANKS" means leading banks selected by the servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B-1 certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination thereof is approximately 34%.

     "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.10% of the cut-off date principal balance of the mortgage loans; on and after the Stepdown Date, an amount equal to 2.20% of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, subject to a minimum amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date, provided, however, that if, on any distribution date, a Trigger Event has occurred, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate principal balance of the mortgage loans until the distribution date on which a Trigger Event is no longer occurring.


     "STEPDOWN DATE" means, the later to occur of (i) the earlier to occur of
(a) the distribution date in May 2004 and (b) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans on the last day of the related Due Period but prior to any applications of Principal Distribution Amount to the Certificates) is greater than or equal to the Senior Specified Enhancement Percentage.


     "SUBORDINATED AMOUNT" is described in "--Overcollateralization
Provisions."


     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2 or Class B-1 Certificates.


     "SUBORDINATED DEFICIENCY" is described in "--Overcollateralization Provisions."


     "SUBORDINATION REDUCTION AMOUNT" is described in "--Overcollateralization Provisions."


     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).


     "TOTAL MONTHLY EXCESS SPREAD" as to any distribution date equals the excess, if any, of (x) the interest collected or advanced in the related Due Period over (y) the amounts paid pursuant to clause (i) above under the fourth paragraph of "--Distributions of Interest and Principal" to the classes of certificates.


     A "TRIGGER EVENT", with respect to a distribution date after the Stepdown Date, exists if the quotient (expressed as a percentage) of (x) the principal balance of mortgage loans Delinquent 60 days or more and (y) the principal balance of the mortgage loans, as of the last day of the related Due Period, exceeds 50% of the Senior Enhancement Percentage.


     "UNPAID INTEREST AMOUNTS" for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for the prior distribution date and any portion of Accrued Certificate Interest from distribution dates prior to the preceding distribution date remaining unpaid over (ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) 30 days' interest on that excess at the applicable pass-through rate (to the extent permitted by applicable law).


     "UNPAID REALIZED LOSS AMOUNT", with respect to any class of Class M or Class B-1 certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

                                    ANNEX I


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mortgage Loan Asset-Backed Certificates, Series 2001-WF1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     Initial Settlement for the Global Securities will be in immediately available funds.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.


SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between Participants (other than Morgan Guaranty Trust Company of New York ("Morgan") and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a

Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg at least one business day before settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Morgan or Citibank respectively, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the Notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

     Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Morgan or Citibank for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

     Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller must send instructions to Clearstream, Luxembourg at least one business day before settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30%

U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.


     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).


     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form-W8ECI are effective until the third succeeding calendar year from the date the form is signed.


     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR

                                 $1,000,000,000
                               (AGGREGATE AMOUNT)

                            ASSET BACKED SECURITIES
                             (ISSUABLE IN SERIES)
                              ------------------
     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Morgan Stanley ABS Capital Inc. (the "Depositor") or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a "Trust Fund"), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include assets (the "Trust Fund Assets") which will consist of (a) single family mortgage loans (the "Loans"), including (i) mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties, (ii) closed-end and/or more revolving home equity loan (the "Home Equity Loans") secured by first, second and/or more subordinate liens on one- to four-family residential properties, (iii) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"), including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and (iv) manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts," and together with the Home Improvement Contracts, the "Contracts") secured by first, second and/or more subordinate liens on Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located; (b) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"); (c) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities" or "PMBS"); and (d) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Loans, Agency Securities or Private Affordable-Backed Securities. The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund may include a number of different types and concentrations of Trust Fund Assets to the extent described in the related Prospectus Supplement. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on page 122 of this Prospectus for the location of the definitions of certain capitalized terms.

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 19.

     THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, MORGAN STANLEY & CO. INCORPORATED, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment.

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice to, delivery to and acceptance by Morgan Stanley and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                              ------------------

                          MORGAN STANLEY DEAN WITTER


                                March 9, 2001

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

     Distributions to holders of Securities ("SECURITYHOLDERS") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller or each originator (the "ORIGINATOR") of the Trust Fund Assets and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors--Prepayment and Yield Considerations and Reinvestment Risk" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination" herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the securities covered by such prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series;
(viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and
(xiii) information as to the Seller, the Master Servicer and the Trustee.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.


     Requests to the Depositor should be directed in writing to Morgan Stanley ABS Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000. The Depositor has determined that its financial statements are not material to the offering of any class of Securities.


                           REPORTS TO SECURITYHOLDERS


     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders."

                               TABLE OF CONTENTS

                                                                PAGE
                                                               -----
Prospectus Supplement or Current Report on Form 8-K ..........    2
Available Information ........................................    3
Reports to Securityholders ...................................    4
Summary of Terms .............................................    6
Risk Factors .................................................   19
The Trust Fund ...............................................   30
Use of Proceeds ..............................................   45
The Depositor ................................................   45
Description of the Securities ................................   46
Credit Enhancement ...........................................   62
Yield and Prepayment Considerations ..........................   67
The Agreements ...............................................   69
Certain Legal Aspects of the Loans ...........................   84
Federal Income Tax Consequences ..............................   99
State Tax Considerations .....................................  120
ERISA Considerations .........................................  120
Legal Investment .............................................  125
Method of Distribution .......................................  126
Legal Matters ................................................  126
Financial Information ........................................  126
Rating .......................................................  127
Index of Defined Terms .......................................  128

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 102 of this Prospectus for the location of the definitions of certain capitalized terms.


Title of Securities.........   Asset Backed Certificates (the "CERTIFICATES")
                               and Asset Backed Notes (the "Notes" and, together with the Certificates, the "SECURITIES"), which are issuable in Series.


Depositor...................   Morgan Stanley ABS Capital I Inc., a
                               wholly-owned subsidiary of Morgan Stanley Group
                               Inc. None of Morgan Stanley, Morgan Stanley Group
                               Inc. or any other affiliate of the Depositor, the Master Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "The
                               Depositor."


Trustee.....................   The trustee(s) (the "TRUSTEE") for each Series
                               of Securities will be specified in the related
                               Prospectus Supplement. See "The Agreements" herein for a description of the Trustee's rights and obligations.


Master Servicer.............   The entity or entities named as Servicer or
                               Master Servicer (the "MASTER SERVICER") in the related Prospectus Supplement. See "The
                               Agreements--Certain Matters Regarding the Master
                               Servicer and the Depositor."


Trust Fund Assets...........   Assets of the Trust Fund for a Series of
                               Securities will include assets (the "TRUST FUND
                               ASSETS") which will consist of Loans, Agency
                               Securities and/or Private Mortgage-Backed
                               Securities, together with payments in respect of such Trust Fund Assets, as specified in the related Prospectus Supplement. At the time of issuance of Securities of a Series, the Depositor will cause Loans, Agency Securities and/or
                               Private Mortgage-Backed Securities comprising the related Trust Fund to be assigned to the Trustee, without recourse. The Loans, Agency Securities and/or Private Mortgage-Backed Securities will be collected in a pool (each, a "POOL") as of the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement
                               (the "CUT-OFF DATE"). A Trust Fund may include a number of different types and concentrations of Trust Fund Assets to the extent described in the related Prospectus Supplement. Trust Fund Assets also may include insurance policies, surety bonds, cash accounts, spread accounts, reinvestment income, guaranties, letters of credit, interest rate cap agreements or interest rate swap agreements. See "Credit Enhancement."
                               In addition, if the related

                               Prospectus Supplement so provides, the related Trust Funds Asset will include the funds on deposit in an account (a "PRE-FUNDING ACCOUNT") which will be used to purchase additional Loans during the period specified in such Prospectus Supplement. See "The Agreements--Pre-Funding Account."


A. Loans....................   The Loans will consist of (i) mortgage loans
                               secured by first, second and/or more subordinate liens on one-to four-family residential properties or security interests in shares issued by cooperative housing corporations (each, a "MORTGAGE LOAN"), (ii) closed-end loans (the
                               "CLOSED-END LOANS ") and/or revolving home equity loans or certain balances thereof (the "REVOLVING
                               CREDIT LINE LOANS," together with the Closed-End
                               Loans, the "HOME EQUITY LOANS") secured by first, second and/or more subordinate liens on one- to four-family residential properties, (iii) home improvement installment sales contracts and installment loan agreements (the "HOME
                               IMPROVEMENT CONTRACTS") that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential proper-ties, or by security interests in the home improvements financed thereby (the
                               "HOME IMPROVEMENTS"), including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and (iv) manufactured housing installment sales contracts and installment loan agreements (the "MANUFACTURED HOUSING CONTRACTS" and together with the Home Improvement Contracts, the "CONTRACTS") secured by first, second and/or more subordinate liens on Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located.
                               All Loans, Agency Securities and Private
                               Mortgage-Backed Securities will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

                               As specified in the related Prospectus
                               Supplement, the Home Equity Loans will, and the Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Contracts may be unsecured or secured by purchase money security interests in the Home Improvements or Manufactured Homes financed thereby. The Mortgaged Properties, Home Improvements and Manufactured Homes are collectively referred to herein as the "Properties."


B. Agency Securities........   The Agency Securities will consist of (i) fully
                               modified pass-through mortgage-backed
                               certificates guaranteed as to timely payment of principal and interest by the Government

                               National Mortgage Association ("GNMA
                               CERTIFICATES"), (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA CERTIFICATES"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC CERTIFICATES"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or other government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or Guarantor Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement. See "The Trust Fund--Agency Securities."


C.  Private Mortgage-Backed
     Securities.............   Private Mortgage-Backed Securities may include
                               (i) pass-through certificates representing beneficial interests in certain mortgage loans or
                               (ii) collateralized mortgage obligations ("CMOS") secured by such mortgage loans. Although mortgage loans underlying a Private Mortgage-Backed
                               Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                               Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities.
                               The Prospectus Supplement for each Series of
                               Securities will specify, with respect to any Private Mortgage-Backed Securities owned by the related Trust Fund:

                               (i) the aggregate approximate principal amount and type of Private Mortgage-Backed Securities;
                               (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;
                               (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS ISSUER"), the servicer of the Private Mortgage-Backed Securities (the "PMBS SERVICER") and the trustee of the Private Mortgage-Backed Securities (the "PMBS TRUSTEE");
                               (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity and
                               (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trust Fund--Private Mortgage-Backed Securities."


Description of
 the Securities..............  Each Security will represent a beneficial ownership interest in, or be secured by the assets of, a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Securities may include one or more classes of senior Securities (collectively, the "SENIOR SECURITIES") and one or more classes of subordinate Securities (collectively, the "SUBORDINATED SECURITIES"). Certain Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of each Series
                               (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods;
                               (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses and delinquencies; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a rate per annum specified, or calculated in the method described, in the related Prospectus Supplement; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.


Distributions on
 the Securities..............  Distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "DISTRIBUTION DATE") out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as described under "Credit Enhancement" herein to the extent specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. The Prospectus Supplement for a Series of Securities will describe the method of allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class. Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "LOAN RATE") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "PASS-THROUGH RATE") or at such other interest rate as may be specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                               The rate at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or notional amount, as applicable, in each case as described in the related Prospectus Supplement.


Credit Enhancement..........   The assets in a Trust Fund or the Securities of
                               one or more classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related
                               Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Trust Fund Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. See "Credit
                               Enhancement."


A. Subordination............   A Series of Securities may consist of one or
                               more classes of Senior Securities and one or more classes of Subordinated Securities. The rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Securities of the same Series to the extent described in the related Prospectus
                               Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of monthly payments of principal and interest due them. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities, the amounts of interest and/or principal due them on each Distribution Date out of the funds available for distribution on such date in the related Security Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust
                               Fund that would otherwise have been payable to the holders of Subordinated Securities; (ii) reducing the ownership interest (if applicable) of the related Subordinated Securities; (iii) a combination of clauses (i) and (ii) above; or
                               (iv) as otherwise described in the related
                               Prospectus

                               Supplement. If so specified in the related
                               Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.


B. Reserve Account..........   One or more reserve accounts or other cash
                               accounts (each, a "RESERVE ACCOUNT") may be established and maintained for each Series of Securities. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding such Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from such Reserve
                               Accounts.


C. Letter of Credit.........   If so specified in the related Prospectus
                               Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as, in the case of Loans, losses resulting from delinquent payments, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit
                               (the "L/C BANK") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder. The maximum liability of a L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related
                               Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the related Series (the "L/C
                               PERCENTAGE"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

D. Insurance Policies;
    Surety Bonds and
    Guarantees..............   If so specified in the related Prospectus
                               Supplement, credit support for a Series may be provided by an insurance policy and/or a surety bond issued by one or more insurance companies or sureties. Such certificate guarantee insurance or surety bond will guarantee timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus
                               Supplement. If specified in the related
                               Prospectus Supplement, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such Prospectus
                               Supplement.


E. Over-Collateralization...   If so provided in the Prospectus Supplement for
                               a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.


F. Loan Pool
    Insurance Policy.........  A mortgage pool insurance policy or policies may be obtained and maintained for Loans relating to any Series of Securities, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related Cut-off Date.


G. FHA Insurance............   If specified in the related Prospectus
                               Supplement, all or a portion of the Loans relating to any Series of Securities may be (i) insured by the Federal Housing Administration
                               (the "FHA") and/or (ii) partially guaranteed by the Department of Veterans' Affairs (the "VA").
                               See "Certain Legal Aspects of the Loans--The
                               Title I Program."


H. Cross-Collateralization...  If specified in the related Prospectus
                               Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust Fund. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. See "Credit Enhancement--Cross-Collateralization."


I. Other Arrangements.......   Other arrangements as described in the related
                               Prospectus Supplement including, but not limited to, one or more bankruptcy bonds, special hazard insurance policies, other insurance or third-party guarantees, interest rate swap agreements, interest rate cap agreements or other similar arrangements will be described in the related Prospectus Supplement.
                               An interest rate swap agreement involves an agreement between two parties under which one party makes to the other party periodic payments based on a fixed rate of interest and receives in return periodic payments based on a variable rate of interest, which rates of interest are calculated on the basis of a specified notional amount of principal for a specified period of time as will be described in the related
                               Prospectus Supplement. An interest rate cap agreement involves an agreement between two parties in which one party agrees to make payments to the other party when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period as will be described in the related Prospectus Supplement.


Advances....................   The Master Servicer and, if applicable, each
                               mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer
                               (each, a "SUB-SERVICER") may be obligated to advance amounts (each, an "ADVANCE") corresponding to delinquent interest and/or principal payments on such Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease), net of the Servicing Fee if so specified in the related Prospectus
                               Supplement, until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus
                               Supplement. Advances will be reimbursable to the extent described under "Description of the Securities--Advances" herein and in the related
                               Prospectus Supplement. In the event the Master
                               Servicer or Sub-Servicer fails to make a required
                               Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Sub-servicer. See
                               "Description of the Securities--Advances."


Optional Termination........   The Master Servicer or the party specified in
                               the related Prospectus Supplement, including the holder of the residual interest in a REMIC, may have the option to effect early retirement of a Series of Securities through the purchase of the Trust Fund Assets. The Master Servicer will deposit the proceeds of any such purchase in the Security Account for each Trust Fund as described under "The Agreements-- Payments on Loans;
                               Deposits to Security Account." Any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of

                               Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person, or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Upon such requirement being satisfied, the parties specified in the related Prospectus Supplement may purchase all Trust Fund Assets and thereby effect retirement of such Series of Securities. In such event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of such Series of Securities and any undistributed shortfall in interest of such Series of Securities as will be described in the related Prospectus Supplement. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause
                               (ii) above will be made only in connection with a "qualified liquidation" within the meaning of
                               Section 86F(g)(4) of the Code.


Legal Investment............   The Prospectus Supplement for each series of
                               Securities will specify which, if any, of the classes of Securities offered thereby constitute
                               "MORTGAGE RELATED SECURITIES" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                               ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal
                               Investment."


Federal Income
 Tax Consequences............  The federal income tax consequences to
                               Securityholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as a REMIC under the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"). The Prospectus Supplement for each Series of Securities will specify whether such an election will be made. If a REMIC election is made, Securities representing regular interests in a REMIC will generally be taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. If no REMIC election is made, interest (other than original issue discount ("OID")) on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting. Certain classes of Securities may be issued with OID. A holder should be aware that the Code and the Treasury regulations promulgated thereunder do not adequately address certain issues relevant to prepayable securities, such as the Securities. Holders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Trust Fund Asset, except possibly to the extent that it can be established that such amounts are uncollectable. As a result, the amount of income (including
                               OID) reported by a holder of a Security in any period could significantly exceed the amount of cash distributed to such holder in that period.

                               If a REMIC election is made with respect to a Series of Securities, then, upon the issuance of those Securities, special counsel to the Depositor will issue an opinion generally to the effect that the arrangement by which such Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Such Securities will be designated as "regular interests" or "residual interests" in a REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. A portion (or, in some cases, all) of the income from a residual interest (i) may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                               (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) residual interests are subject to transfer restrictions and (ii) certain transfers of residual interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. If so specified in the Prospectus Supplement for a Series of Securities, then, upon the issuance of those Securities, special counsel to the Depositor will issue an opinion generally to the effect that the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series of Securities representing interests in Trust Fund Assets, holders of Securities of such Series will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the assets held in the Trust Fund for such Series. All income with respect to a Stripped Security will be accounted for as OID and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

                               If so specified in the Prospectus Supplement for a Series of Securities, special counsel to the Depositor will issue an opinion generally to the effect that the Trust Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes. The holders of the Certificates issued by such Trust Fund, if any, will agree to treat the Certificates as equity interests in a partnership.

                               Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under "Federal Income Tax Consequences." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement. See "Federal Income Tax Consequences."


ERISA Considerations........   A fiduciary of any employee benefit plan or
                               other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                               1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Securities. See "ERISA Considerations." The U.S.
                               Department of Labor has issued an individual exemption, Prohibited Transaction Exemption
                               90-24, to Morgan Stanley & Co. Incorporated that generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by such underwriter such as certain classes of the Securities and the servicing and operation of asset pools, provided that certain conditions are satisfied as will be described in the related Prospectus Supplement. Certain classes of Securities may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Securities--General" and "ERISA Considerations."



Rating......................   It will be a requirement for issuance of any
                               Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories.
                               The rating or ratings applicable to Securities of each Series offered hereby and by the related
                               Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities.
                               A securities rating does not address the effect that the rate of prepayments on Loans for a Series may have on the yield to investors in the Securities of such Series. See "Risk
                               Factors--Ratings are not Recommendations."


Risk Factors................   For a discussion of certain risks associated
                               with an investment in the Securities, see "Risk
                               Factors" on page 18 herein and in the related
                               Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.


LACK OF SECONDARY MARKET LIMITS LIQUIDITY

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series. Morgan Stanley & Co. Incorporated, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in securities, but have no obligation to do so.


LIMITED SOURCE OF PAYMENTS--NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER
   SERVICER

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be to obtain certain representations and warranties from each Seller or each originator (the "ORIGINATOR") of the Trust Fund Assets and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Trust Fund Asset, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or Originator of such Trust Fund Asset, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Master Servicer may be required to repurchase or substitute for any Trust Fund Asset with respect to which such representations. and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

     The only obligations of any Seller or Originator with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller or Originator may be required to repurchase or substitute for any Trust Fund Asset with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller or Originator will have the financial ability to effect such repurchase or substitution.

LIMITATIONS ON CREDIT ENHANCEMENT FOR PROTECTION AGAINST LOSSES

     Limitation Regarding Types of Losses Covered. Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement."

     Disproportionate Benefits to Certain Classes and Series. A Series of Securities may include one or more classes of Subordinated Securities, if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related Senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a Series are made in a specified order of priority, any related credit enhancement may be exhausted before the principal of the later paid classes of Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Trust Fund Assets may fall primarily upon those classes of Securities having a latter right of payments. Moreover, if a form of credit enhancement covers the Securities of more than one Series and losses on the related Trust Fund Assets exceed the amount of such credit enhancement, it is possible that the holders of Securities of one (or more) such Series will be disproportionately benefited by such credit enhancement to the detriment of the holders of Securities of one (or more) other such Series. The amount of any applicable credit enhancement supporting one or more other classes of Securities will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities as described below under "--Ratings are not Recommendations."

     Limitations on FHA Insurance for Title I Loans. The related Prospectus Supplement will specify the number and percentage of Title I Loans, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to the Title I Program. Since the FHA insurance amount for the Title I Loans is limited as described herein under "Certain Legal Aspects of the Loans--The Title I Program" and in the related Prospectus Supplement, and since the adequacy of such FHA insurance is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA insurance is or will be adequate to cover 90% of all potential losses on the Title I Loans included in the related Trust Fund. If the FHA insurance for the Title I Loans is reduced to zero, such Loans will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Loan insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Loans are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Loan. See "Certain Legal Aspects of the Loans--The Title I Program."

     The availability of FHA reimbursement following a default on a Title I Loan is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA claims administrator, the Master Servicer and any Subservicer with the FHA regulations in originating and servicing such Title I Loan, and limits on the aggregate insurance coverage available in the lender's insurance company reserve account. For example, the FHA Regulations provide that, prior to originating a Title I Loan, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Loans have been originated and serviced in compliance with all FHA regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA regulations may result in a denial of FHA claims, and there can be no assurance that the FHA's enforcement of the FHA regulations will not become more strict in the future. See "Certain Legal Aspects of the Loans--The Title I Program."


BASIS RISK AND POSSIBLE INTEREST SHORTFALL

     The Trust Fund Assets may accrue interest at variable rates based on changes in specified indexes (as set forth in the related Prospectus Supplement) which may adjust monthly, quarterly, annually or otherwise. The Securities, however, may accrue interest at interest rates based on different indexes and may adjust on different periods. As a result, there may be periods during which the weighted average rate of interest at which the Trust Fund Assets are accruing interest is less than the rate of interest on the Securities. The resulting shortfall in interest collections on the Trust Fund Assets vis-a-vis the amount of interest owed on the Securities will, unless otherwise specified in the related Prospectus Supplement, be born by the holders of such Securities.


PREPAYMENT AND YIELD CONSIDERATIONS AND REINVESTMENT RISK

     Prepayment and Yield Considerations; Yield May Vary. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the rate, timing and extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by a Seller, an Originator or the Master Servicer may result from repurchases of Trust Fund Assets due to material breaches of such Seller's, such Originator's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. The "YIELD TO MATURITY" is the rate of return an investor in a Security will receive if such Security is held to its maturity date taking into account the purchase price, redemption value, time to maturity, interest rate borne by such Security and the time between interest payments. The "weighted average life" of a Security refers to the amount of time that would elapse from the date of its issuance until each dollar applicable to principal of such Security is distributed to the investor. The yields to maturity and weighted average lives of the Securities will also be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. A delay in distributions of principal resulting in an extension of the weighted average life of a Security or an acceleration in distributions of principal resulting in a reduction of the weighted average life of a Security may adversely impact the yield to maturity anticipated by an investor in such Security. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

     Reinvestment Risk Due to Prepayment of Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. Amounts received by an investor from distributions on a Security may be reinvested at prevailing interest rates which may be higher or lower than the interest rate payable on the Securities. In general, if prevailing interest rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. If, however, prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. Thus, an investor may receive accelerated principal payments on the Securities held by the investor for reinvestment at a time when prevailing interest rates are lower than the interest rate payable on such Securities. Conversely, an investor may not receive any prepayments on such Securities at a time when any such prepayments could be reinvested at interest rates higher than those payable on the Securities. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities--Distributions on Securities--Distributions of Interest."


GREATER RISK CONSIDERATIONS DUE TO GEOGRAPHIC CONCENTRATION

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Loans relating to any Series of Securities in any such region may present risk considerations in addition to those generally present for similar loan-backed securities without such concentration. See "The Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Loans underlying the Securities of any Series.


NATURE OF SECURITY MAY AFFECT PAYMENT ON LOANS

     Low Credit Quality Borrowers May Affect Payments. Certain of the Loans underlying a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional lending sources, and customers with a derogatory credit report, including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average Loan Rate on those Loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside.

     Balloon Payments May Affect Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

     Property Values May Be Insufficient. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the

Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

     Delays in Liquidation and Receipt of Proceeds Due to Litigation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses May Affect
Proceeds. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     Home Equity Loans; Junior Loans Create Additional Risk of Loss. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

     Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans."

     Risks Associated with Non-Owner Occupied Properties. Certain of the Properties relating to Loans may not be owner occupied. It is possible that the rates of delinquencies, foreclosures and losses on Loans secured by non-owner occupied Properties could be higher than such rates on Loans secured by the primary residence of the borrower.


POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks."


SECURITY INTEREST RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

     Security Interests Relating to Contracts Secured by Home Improvements or Manufactured Homes. Certain Contracts may be secured by security interests in Home Improvements or Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Home Improvements or Manufactured Homes and enforcement of rights to realize upon the value of such Home Improvements or Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in Home Improvements or a Manufactured Home will vary from state to state. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Master Servicer to the applicable Trustee and will not deliver any certificate of title to such Trustee or note thereon such Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Home Improvements or a Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Home Improvements or Manufactured Home may not be effective against creditors of the Master Servicer or a trustee in bankruptcy of the Master Servicer. While the Depositor cannot quantify the expense and administrative burden involved by the Master Servicer taking such actions, in a transaction with a diversified pool of Contracts consisting of a large number of Contracts with relatively small principal balances, the expense and administrative burden of such actions may be prohibitive. If any related credit enhancement is exhausted and a Contract is in default, then recovery of amounts due on such Contracts is dependent on repossession and resale of the Home Improvements or Manufactured Home securing such Contract. Certain other factors may limit the ability of the Master Servicer to realize upon the Home Improvements or Manufactured Homes or may limit the amount realized to less than the amount due.

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvement, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract. The Home Improvement Contracts will be originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. For more information concerning Home Improvement Contracts and Manufactured Housing Contracts, see "The Trust Fund--The Loans--Home Improvement Contracts" and "--Manufactured Housing Contracts."

     Unsecured Contracts. The obligations of the borrower under certain Contracts included as part of the related Trust Fund Assets may not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Contract, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an unsecured Contract, the obligations of the borrower under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Contract as if such obligations were secured by a family residence owned by such borrower.


CERTAIN FEDERAL LAWS MAY AFFECT THE LOANS

     Consumer Protection Laws May Affect Collections. The Loans may also be subject to federal laws, including:

   (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

   (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

   (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     These laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of such laws. In addition, violation of such laws may limit the ability to collect all or a part of the principal of or interest on the Loans and could subject assignees to damages and administrative enforcement. See "Certain Legal Aspects of the Loans--Consumer Protection Laws."

     The Riegle Act May Affect Enforceability of Loans. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "RIEGLE ACT") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Holder in Due Course Rules May Affect Collections. The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "HOLDER IN DUE COURSE RULES"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), may affect the ability of the Master Servicer to collect full amounts of interest on certain Loans and could interfere with the ability of the Master Servicer to foreclose on certain Properties. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" herein.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the related Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See "Certain Legal Aspects of the Loans."


LIMITATIONS ON INTEREST RATES AND FORECLOSURES

     Generally, under the terms of the Relief Act or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Loan during the mortgagor's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.


RATINGS ARE NOT RECOMMENDATIONS

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt. In the event of a reduction in the rating of a Series of Securities, the market price of such Securities could be adversely affected.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating."


BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through The Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders, as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities."


REINVESTMENT RISK RELATED TO PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement on the related Closing Date the Depositor will deposit cash from the proceeds of the issuance of the related Series of Securities in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account "). In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("SUBSEQUENT LOANS") in a period from the related Closing Date to a date not more than three months after such Closing Date (such period, the "FUNDING PERIOD") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.


BANKRUPTCY AND INSOLVENCY RISKS

     Insolvency of Depositor May Cause Losses and Delays. The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans by the Depositor to the Trust Fund as a borrowing by the Depositor, secured by a pledge of the Loans. In such a case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities. If the sale of the Loans by the Depositor to the Trust Fund is recharacterized as a borrowing by the Depositor, the Loans will be part of the Depositor's bankruptcy estate and may be available to repay other creditors of the Depositor as well as the Trust Fund. Depending on the priority of the Trustee's security interest in the Loans, the successful recharacterization of such sale as a borrowing may result in an insufficient amount remaining to pay the Trust Fund after the claims of other secured creditors of the Depositor have been reimbursed from any cash flow relating to the Loans or proceeds from the disposition of the Loans and/or other creditors have shared in the distribution of such cash flow or proceeds. Even if the sale of the Loans is not so recharacterized, any litigation due to the bankruptcy of the Depositor could result in a delay in payments from the cash flow of the Loans to the Trustee.

     Insolvency of Master Servicer May Prevent Replacing Master Servicer. In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Master Servicer.

     Each Agreement will specify the time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date and such time period will also be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections arc commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     Insolvency of Loan Debtor May Cause Losses and Delays. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance for the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.


TAX CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES

     Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See "Federal Income Tax Consequences--General--Interest and Acquisition Discount" and "--Market Discount" herein.


VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.


VALUE OF INDEXED SECURITIES MAY BE AFFECTED

     An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable) on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Trust Fund Assets, structure of the cash flows and the value of the applicable currency commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

                                 THE TRUST FUND


GENERAL


     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of assets (the "TRUST FUND ASSETS") consisting of a pool (each, a "POOL") composed of Loans, Agency Securities and/or Private Mortgage-Backed Securities as specified in the related Prospectus Supplement, together with payments in respect of such Loans, and certain other accounts, obligations or agreements, in each case, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "CUT-OFF DATE"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.


     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from sellers (the "SELLERS"). The Sellers may be affiliates of the Depositor. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria described below under "The Loans--Underwriting Standards." The Depositor will cause the Trust Fund Assets to be assigned without recourse to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("SUB-SERVICERS"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "MASTER SERVICING AGREEMENT") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "The Agreements." With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.


     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.


     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "TRUST AGREEMENT") between the Depositor and the trustee of such Trust Fund.


     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets


----------
* Whenever the terms "POOL," "CERTIFICATES," "NOTES" and "SECURITIES" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans, Agency Securities or Private Mortgage-Backed Securities in such Pool. Similarly, the term "PASS-THROUGH RATE" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes or one specific Series, as applicable, and the term "TRUST FUND" will refer to one specific Trust Fund.


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

contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers or the Originators and to assign to the Trustee for such Series the Depositor's rights with respect to such representations and warranties. See "The Agreements-- Assignment of the Trust Fund Assets." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-servicer or Sellers, or both, as more fully described herein under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "DETAILED DESCRIPTION"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans, Agency Securities and/or Private Mortgage-Backed Securities relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.


THE LOANS

     General. Unless otherwise specified in the related Prospectus Supplement, Loans will consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans." If so specified, the Loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES" occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related, Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The Loans will have been originated in accordance with the underwriting criteria specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. As specified in the related Prospectus Supplement, the Loans will provide either for payments in level monthly installments (except in the case of Loans with balloon payments) consisting of interest equal to one-twelfth of the specified interest rate borne by such Loan (the "LOAN RATE") times the unpaid principal balance, with the remainder of such payment applied to principal, for payments that are allocated to principal and interest according to the daily simple interest method, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Loan Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("BALLOON PAYMENT"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("LOCKOUT PERIODS"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Loans ("BUYDOWN LOANS") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "BUYDOWN FUND") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties." Home Improvement Contracts and Manufactured Housing Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts and Manufactured Housing Contracts may be unsecured or secured by purchase money security interests in the Home Improvements and Manufactured Homes financed thereby. The Mortgaged Properties, and the Home Improvements and the Manufactured Homes are collectively referred to herein as the "Properties." The Properties relating to Loans will consist


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

primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("SINGLE FAMILY PROPERTIES") or "mixed used properties" which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "PRIMARY MORTGAGE INSURANCE POLICY"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Manufactured Housing Contracts. The Trust Fund Assets for a Series may consist, in whole or part of conventional manufactured housing installment sales contracts and installment loan agreements (the "MANUFACTURED HOUSING CONTRACTS" and together with the Home Improvement Contracts, the "CONTRACTS"), originated by a manufactured housing dealer in the ordinary course of business. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located.

     Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the "MANUFACTURED HOMES") securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, Home Improvements or Manufactured Homes), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans,
(vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The "LOAN-TO-VALUE RATIO" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "COMBINED LOAN-TO-VALUE RATIO" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to
(ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

     Underwriting Standards. The Loans will be acquired by the Depositor, either directly or through affiliates, from the Sellers. The Depositor does not originate Loans and has not identified specific Originators or Sellers of Loans from whom the Depositor, either directly or through affiliates, will purchase Loans. Unless otherwise specified in the related Prospectus Supplement, the Loans will be originated in accordance with the following underwriting criteria. Each Seller or Originator will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller or Originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property, Home Improvements or Manufactured Home, as applicable, as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including, among other things, the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller or Originator. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal, if applicable, will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the collateral. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related Prospectus Supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each Seller's or Originator's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

     After obtaining all applicable employment, credit and property information, the related Seller or Originator will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related Prospectus Supplement. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.


MODIFICATION OF LOANS

     The Master Servicer may agree, subject to the terms and conditions set forth in the related Agreement, to modify, waive or amend any term of a Loan in a manner that is consistent with the servicing standard set forth in the related Agreement and related Prospectus Supplement; provided however, that such modification, waiver or amendment may not affect the tax status of the Trust Fund or cause any tax to be imposed on the Trust Fund or materially impair the security for the related Loan.


AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United State Department of Housing and Urban Development ("HUD"). Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA LOANS"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA LOANS").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA ISSUER") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA

Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "GUARANTY AGREEMENT") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA PROJECT ISSUERS") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA PROJECT CERTIFICATES"). The Prospectus Supplement for a Series of Certificates that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "CHARTER ACT"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust Fund for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other Servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass- through rate if a FNMA SMBS.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC ACT"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in such mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC CERTIFICATE GROUP"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program. Unless otherwise described in the Prospectus Supplement, mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than
(i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass-through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

     Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC PROJECT CERTIFICATES"). The Prospectus Supplement for a Series of Securities issued by a Trust Fund that includes FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass- through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be hold in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations ("CMO's") secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS AGREEMENT"). The seller/servicer of the underlying mortgage loans (the "PMBS SERVICER") will have entered into the PMBS Agreement with a trustee (the "PMBS TRUSTEE") under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The Issuer of the PMBS (the "PMBS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. If the PMBS Issuer is not an affiliate of the Depositor, the related PMBS (i) will be acquired in the secondary market and not pursuant to an initial offering of such PMBS, (ii) such PMBS Issuer will generally not be involved in the issuance of the Securities other than as set forth in the next two succeeding sentences and
(iii) such PMBS will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement (i) no mortgage loan underlying the Private Mortgage-Backed Securities will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each underlying mortgage loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the related Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

     Each Seller or Originator will have made representations and warranties in respect of the Loans sold by such Seller or originated by such Originator and evidenced by all, or a part of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than a Cooperative Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Originator by the Seller or the Depositor or from the Seller by or on behalf of the Depositor, (ii) that the Seller or Originator had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower, (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property, (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller or Originator in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Originator sold the Loan to the Seller or the Depositor or such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller or Originator do not address events that may occur following the sale of a Loan by such Seller or Originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Originator to the Seller or the Depositor or by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller or Originator will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller or Originator of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller or Originator, will promptly notify the relevant Seller or Originator of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller or Originator cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller or Originator will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller or Originator is the Master Servicer) or
(ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the Master Servicer is the Seller or Originator, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller or Originator.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller or Originator) will be obligated to purchase or substitute a Loan if a Seller or Originator defaults on its obligation to do so, and no assurance can be given that Sellers or Originators will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller or Originator may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets."


SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. Substitution of Trust Fund Assets will be permitted if, among other things, the credit criteria relating to the origination of the initial Trust Fund Assets is the same as the credit criteria relating to the origination of the substitute Trust Fund Assets. The related Prospectus Supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

                                USE OF PROCEEDS


     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Trust Fund Assets, (ii) to establish any Pre-Funding Account, Capitalized Interest Account or Reserve Account as described in the related Prospectus Supplement and (iii) to pay the costs of structuring and issuing such Securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement." The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                                 THE DEPOSITOR


     Morgan Stanley ABS Capital I Inc., the Depositor, is a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the Depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. Depositor does not have, nor is it expected in the future to have, any significant assets.


     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "POOLING AND SERVICING AGREEMENT" or a "TRUST AGREEMENT") among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "INDENTURE") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "TRUSTEE") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and a form of Master Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement.


GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement,
(i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("RETAINED INTEREST")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "CUT-OFF DATE PRINCIPAL BALANCE")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "SECURITY REGISTER"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (B) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Trustee, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited action taxes. The Trustee or the Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.


INDEXED SECURITIES

     To the extent specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("INDEXED SECURITIES") in which the principal amount payable at the final scheduled payment date (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure

(the "INDEX") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the applicable Prospectus Supplement (such Indexed Securities, "CURRENCY INDEXED SECURITIES"); (ii) the difference in the price of a specified commodity (the "INDEXED COMMODITIES") on specified dates (such Indexed Securities, "COMMODITY INDEXED SECURITIES"); (iii) the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "STOCK INDEXED SECURITIES"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement any determination of such independent calculation agent will in the absence of manifest error be binding on all parties.

     Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "FACE AMOUNT"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of the Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment, or another amount described in such Prospectus Supplement.


DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "RESERVE ACCOUNT"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus supplement The Prospectus Supplement will also describe the method for allocating the distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "AVAILABLE FUNDS" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "CLASS SECURITY BALANCE") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a rate per annum specified, or calculated in the method described, in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "ACCRUAL SECURITIES") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including payments received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal payments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.


ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, net of the Servicing Fee if so specified in the related Prospectus Supplement, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such

Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "--Distributions on Securities" above.


REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

   (v) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;


   (vi)       the amount of such distribution allocable to interest;

   (vii)      the amount of any Advance;

   (viii) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

   (ix) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

   (x) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

   (xi) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

   (xii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

   (xiii) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days,
              (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and
              (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

   (xiv) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   (xv) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;


   (xvi) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

   (xvii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and


   (xviii) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.


CATEGORIES OF CLASSES OF SECURITIES


     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.




CATEGORIES OF CLASSES                                           DEFINITION
---------------------------------------   -----------------------------------------------------
Principal Types
Accretion Directed ....................   A class that receives principal payments from the
                                          accreted interest from specified Accrual classes.
                                          An Accretion Directed class also may receive
                                          principal payments from principal paid on the
                                          underlying Trust Fund Assets for the related
                                          Series.

Component Securities ..................   A class consisting of "Components." The
                                          Components of a class of Component Securities
                                          may have different principal and/or interest
                                          payment characteristics but together constitute a
                                          single class. Each Component of a class of
                                          Component Securities may be identified as falling
                                          into one or more of the categories in this chart.

Notional Amount Securities ............   A class having no principal balance and bearing
                                          interest on the related notional amount. The
                                          notional amount is used for purposes of the
                                          determination of interest distributions.

Planned Principal Class (also sometimes
 referred to as "PACS") ...............   A class that is designed to receive principal
                                          payments using a predetermined principal balance
                                          schedule derived by assuming two constant
                                          prepayment rates for the underlying Trust Fund
                                          Assets. These two rates are the endpoints for the
                                          "Structuring Range" for the Planned Principal
                                          Class. The Planned Principal Classes in any Series
                                          of Securities may be subdivided into different
                                          categories (e.g., Primary Planned Principal Classes,
                                          Secondary Planned Principal Classes and so forth)
                                          having different effective structuring ranges and
                                          different principal payment priorities. The
                                          structuring range for the Secondary Planned
                                          Principal Class of a Series of Securities will be
                                          narrower than that for the Primary Planned
                                          Principal Class of such Series.

CATEGORIES OF CLASSES                                                 DEFINITION
--------------------------------------------   -------------------------------------------------------
Scheduled Principal Class. .................   A class that is designed to receive principal
                                               payments using a predetermined principal balance
                                               schedule but is not designated as a Planned
                                               Principal Class or Targeted Principal Class. In
                                               many cases, the schedule is derived by assuming
                                               two constant prepayment rates for the underlying
                                               Trust Fund Assets. These two rates are the
                                               endpoints for the "structuring range" for the
                                               Scheduled Principal Class.

Sequential Pay Class .......................   Classes that receive principal payments in a
                                               prescribed sequence, that do not have
                                               predetermined principal balance schedules and that
                                               under all circumstances receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that receives principal
                                               payments before or after all other classes in the
                                               same Series of Securities may be identified as a
                                               Sequential Pay Class.

Strip ......................................   A class that receives a constant proportion, or
                                               "STRIP," of the principal payments on the
                                               underlying Trust Fund Assets.

Support Class (also sometimes referred to as
 "COMPANION CLASSES") ......................   A class that receives principal payments on any
                                               Distribution Date only if scheduled payments have
                                               been made on specified Planned Principal Classes,
                                               Targeted Principal Classes and/or Scheduled
                                               Principal Classes on such Distribution Date.

Targeted Principal Class (also sometimes
 referred to as "TACS") ....................   A class that is designed to receive principal
                                               payments using a predetermined principal balance
                                               schedule derived by assuming a single constant
                                               prepayment rate for the underlying Trust Fund
                                               Assets.

Interest Types
Fixed Rate .................................   A class with an interest rate that is fixed
                                               throughout the life of the class.

Floating Rate ..............................   A class with an interest rate that resets periodically
                                               based upon a designated index and that varies
                                               directly with changes in such index as specified in
                                               the related Prospectus Supplement. Interest
                                               payable to a Floating Rate class on a Distribution
                                               Date may be subject to a cap based on the amount
                                               of funds available to pay interest on such
                                               Distribution Date.

CATEGORIES OF CLASSES                                    DEFINITION
-------------------------------   -------------------------------------------------------
Inverse Floating Rate .........   A class with an interest rate that resets periodically
                                  based upon a designated index as specified in the
                                  related Prospectus Supplement and that varies
                                  inversely with changes in such index.

Variable Rate .................   A class with an interest rate that resets periodically
                                  and is calculated by reference to the rate or rates
                                  of interest applicable to specified assets or
                                  instruments (e.g., the Loan Rates home by the
                                  underlying Loans).

Auction Rate ..................   A class with an interest rate that resets periodically
                                  to an auction rate that is calculated on the basis of
                                  auction procedures described in the related
                                  Prospectus Supplement.

Interest Only .................   A class that receives some or all of the interest
                                  payments made on the underlying Trust Fund
                                  Assets or other assets of the Trust Fund and little
                                  or no principal. Interest Only classes have either a
                                  nominal principal balance or a notional amount. A
                                  nominal principal balance represents actual
                                  principal that will be paid on the class. It is
                                  referred to as nominal since it is extremely small
                                  compared to other classes. A notional amount is
                                  the amount used as a reference to calculate the
                                  amount of interest due on an Interest Only class
                                  that is not entitled to any distributions in respect
                                  of principal.

Principal Only ................   A class that does not bear interest and is entitled
                                  to receive only distributions in respect of principal.

Partial Accrual ...............   A class that accretes a portion of the amount of
                                  accrued interest thereon, which amount will be
                                  added to the principal balance of such class on
                                  each applicable Distribution Date, with the
                                  remainder of such accrued interest to be
                                  distributed currently as interest on such class. Such
                                  accretion may continue until a specified event has
                                  occurred or until such Partial Accrual class is
                                  retired.

Accrual .......................   A class that accretes the amount of accrued
                                  interest otherwise distributable on such class,
                                  which amount will be added as principal to the
                                  principal balance of such class on each applicable
                                  Distribution Date. Such accretion may continue
                                  until some specified event has occurred or until
                                  such Accrual Class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     Unless otherwise specified in the related Prospectus Supplement, the indices applicable to Floating Rate and Inverse Floating Rate Classes either will be LIBOR, the Eleventh District Cost of Funds Index, the Treasury Index or the Prime Rate, in each case calculated as described below.

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "CALCULATION AGENT") will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "REFERENCE BANKS") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 am. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

     (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple 1/32%).

     (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "RESERVE INTEREST RATE" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

     (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI SECURITIES") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


TREASURY INDEX

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H. 15(519). Statistical Release No. H. 15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No.
H.15 (519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period, shall (in the absence of manifest error) be final and binding.


PRIME RATE

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "BOOK-ENTRY SECURITIES "). Persons acquiring beneficial ownership interests in the Securities ("SECURITY OWNERS") will hold their Securities through The Depository Trust Company ("DTC") in the United States, or CEDEL Bank, societe anonyme ("CEDEL") or the Euroclear System ("EUROCLEAR") in Europe if they are participants ("PARTICIPANTS") of such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Except as described below, no person acquiring a Book-Entry Security (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such Security (a "DEFINITIVE SECURITY"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     CEDEL is a duly licensed bank organized as a "societe anonyme" (limited company) under the laws of Luxembourg. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 37 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a licensed bank, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("MORGAN" and in such capacity, the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "BELGIAN COOPERATIVE"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial

Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.


     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.


     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT


GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.


SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "SENIOR SECURITIES") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinate Securities (the "SUBORDINATED SECURITIES") under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be born first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.


LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C BANK"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C PERCENTAGE"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.


INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.


OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce


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

the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.


RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "PERMITTED INVESTMENTS" which may include (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such rating Agency, (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such term and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment have one of the two highest ratings of each Rating Agency (except that if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating


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

Agency, and (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.


POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("POOL INSURANCE POLICY") will be obtained for the Pool and issued by the insurer (the "POOL INSURER") named in such Prospectus Supplement.


     Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless
(i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (E) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy, and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master


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

Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's or Originator's representations described above, and, in such events might give rise to an obligation on the part of such Seller or Originator to repurchase the defaulted Loan if the breach cannot be cured by such Seller or Originator. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.


CROSS-COLLATERALIZATION

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-Collateralization may be provided by
(i) the allocation of certain excess amounts generated by one or more asset groups within the same Trust Fund to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support described in this Prospectus may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.


OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR
   INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the


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

purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the Trust Fund may also include interest rate swap agreements or interest rate cap agreements. An interest rate swap agreement involves an agreement between two parties under which one party makes to the other party periodic payments based on a fixed rate of interest and receives in return periodic payments based on a variable rate of interest, which rates of interest are calculated on the basis of a specified notional amount of principal for a specified period of time as will be described in the related Prospectus Supplement. An interest rate cap agreement involves an agreement between two parties in which one party agrees to make payments to the other party when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period as will be described in the related Prospectus Supplement.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited


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

circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates home by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates home by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless otherwise provided in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid generally will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither fun nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the Yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.


                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, and except as otherwise specified in the related Prospectus Supplement, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.


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

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originators of such Loans.

     With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the Property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Contracts."

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller or Originator.

     If such Seller or Originator cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller or Originator will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller or Originator will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller or Originator defaults on its obligation, unless such breach also constitutes a breach of the



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representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.


NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

     As described above under "--Assignment of the Trust Fund Assets," the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller or Originator will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.


PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNTS

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "SECURITY ACCOUNT") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as


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additional compensation and will be obligated to deposit in the Security
Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

       (xix) mining the principal balance of such repurchased Loan;

     (xx) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

     (xxi) to all payments on account of interest on the Loans, net of applicable servicing compensation;

     (xxii) to all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

     (xxiii) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller or Originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

     (xxiv) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     (xxv) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

     (xxvi) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     (xxvii) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

     (xxviii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;


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

     (xxix) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

     (xxx) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

     (xxxi) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

     (xxxii) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

     (xxxiii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

     (xxxiv) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

       (xxxv) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.


PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash from the proceeds of the issuance of the related Securities in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. Each Subsequent Loan that is purchased by the related Trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related Agreement and in the related Prospectus Supplement. Such eligibility criteria will be determined in consultation with the applicable Rating Agency or Rating Agencies prior to the issuance of the related Series of Securities and are designed to ensure that if such Subsequent Loans were included as part of the initial Loans, the credit quality of such assets would be consistent with the initial rating or ratings of the Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the Subsequent Loans to the Trust Fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any Subsequent Loans to the Trust Fund that the applicable Rating Agency or Rating Agencies, after receiving prior notice of the proposed transfer of the Subsequent Loans to the Trust Fund, will not have advised the Depositor or the related Trustee that the conveyance of the Subsequent Loans to the Trust Fund will result in a qualification, modification or withdrawal of their current rating of any Securities of such Series. Upon the purchase by the Trustee of a Subsequent Loan, such Subsequent Loan will be included in the related Trust Fund Assets. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later


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

than the date that is three months after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See the "Index of Defined Terms" on page 123 of this Prospectus for the location of the defined term "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities. The Depositor will include information regarding the additional Subsequent Loans in a Current Report on Form 8-K, to be filed after the end of the Funding Period, to the extent that such information, individually or in the aggregate, is material.

     In addition, if so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain, in the name of the Trustee on behalf of the related Securityholders, an account (the "CAPITALIZED INTEREST ACCOUNT") into which the Depositor will deposit cash from the proceeds of the issuance of the related Securities in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of a portion of the assets of the Trust Fund not being invested in Loans and the utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. Amounts on deposit in the Capitalized Interest Account will be distributed to Securityholders on the Distribution Dates occurring in the Funding Period to cover any shortfalls in interest on the related Series of Securities as described in the related Prospectus Supplement. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.


SUB-SERVICING BY SELLERS

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "SUB-SERVICING AGREEMENT"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.


COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, unless otherwise specified in the related Prospectus Supplement (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Each Agreement and the related Prospectus Supplement will


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specify the time period during which payments received by the Master Servicer may be commingled with the Master Servicer's own funds prior to each Distribution Date. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.


HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with "extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the


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

Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such


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restoration will increase the proceeds to Securityholders on liquidation of the
Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan.

     In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement."

     Unless otherwise specified in the related Prospectus Supplement or the related Agreement, the proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.


REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of Primary Mortgage Insurance Policies differ, each Primary Mortgage Insurance Policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgaged Property. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary


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Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans--The Title I Program," certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "MASTER SERVICING FEE"). Unless otherwise specified in the related Prospectus Supplement as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.


EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single


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Attestation Program for Mortgage Bankers or the Audit Program for Mortgages
serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or


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consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ("PERCENTAGE INTERESTS"); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.


     Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.


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     Indenture. Except as otherwise specified in the related Prospectus
Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 K% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain


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limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of a the holders of the outstanding Notes of such Series affected thereby.


AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.


TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax


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Consequences"), from the related Trust Fund of all of the remaining Trust Fund
Assets and all property acquired in respect of such Trust Fund Assets.


     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. Upon such requirement being satisfied, the parties specified in the related Prospectus Supplement may purchase all Trust Fund Assets and thereby effect retirement of such Series of Securities. In such event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of such Series of Securities and any undistributed shortfall in interest of such Series of Securities as will be described in the related Prospectus Supplement. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.



     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.


     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.


THE TRUSTEE


     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.


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                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.


GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must


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make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.


FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount


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in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a


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"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "SECURED CREDIT EXCLUSION") but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to dispose of the property in a commercially reasonable time frame.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.


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     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to Certificateholders.

     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act ("RCRA"). The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.


RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.


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

Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.


DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


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     As to loans secured by an owner-occupied residence, the Garn-St Germain
Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


THE CONTRACTS

     General. The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as "CONTRACTS") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. With respect to each transaction, a decision will be made as to whether or not the


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contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee, based upon, among other things, the practices and procedures of the related Originator and Master Servicer and after consultation with the applicable Rating Agency or Rating Agencies.

     Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated. See "Risk Factors--Security Interest Risks Associated with Certain Loans."

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the security interests of the related Trustee in the Manufactured Homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities. With respect to each transaction, a decision will be made as to whether or not the security interests of the related Trustee in the Manufactured Homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and


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procedures of the related Originator and Master Servicer and after consultation with the applicable Rating Agency or Rating Agencies. See "Risk Factors--Security Interest Risks Associated with Certain Loans." In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured party must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

     Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("TITLE V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.


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     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.


INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ("INSTALLMENT CONTRACT") the seller (hereinafter referred to in this section as the "LENDER") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "BORROWER") for the payment of the purchase price, plus interest over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the readjustment


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of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity


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credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.


THE TITLE I PROGRAM

     General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for


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

insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Tide I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lenders contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such


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insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.


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     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "CLAIMABLE AMOUNT" means an amount equal to 90% of the sum of; (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and
(e) the expenses for recording the assignment of the security to the United States.


CONSUMER PROTECTION LAWS


     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some case their assignees to damages and administrative enforcement.


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                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a summary of the material anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to holders of Securities will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "CODE");
(iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) the Trust Fund relating to a particular Series of Certificates is treated as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of counsel to the Depositor with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


TAXATION OF DEBT SECURITIES

     General. If Securities of a Series being issued as Certificates or Notes are structured as indebtedness secured by the assets of the Trust Fund, assuming compliance with all provisions of the related documents and applicable law, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement is of the opinion that the Securities will be treated as debt for United States federal income tax purposes, and at the time such Securities are issued will deliver an opinion generally to that effect.

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, special counsel to the Depositor identified in the Prospectus Supplement will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute "loans secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B) and (iii) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year


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beginning after December 31, 1995. Interest and Acquisition Discount.
Securities representing regular interests in a REMIC ("REGULAR INTEREST SECURITIES") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "DEBT SECURITIES."

     Debt Securities that are Compound Interest Securities (generally, securities all or a portion of the interest on which is not paid currently) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID REGULATIONS"). A holder of Debt Securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for such class will be treated as the fair market value of such class on such closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.


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     Under the de minimis rule OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually at a "current value" of the index,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security and (iv) the principal payments are not contingent. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Services (the "IRS") recently issued final regulations (the "CONTINGENT REGULATIONS") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Trust Fund Accounts, the amount of OID for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of such accrual period, reduced by any payments of qualified stated interest allocable to such accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security on or before the first day of such accrual period, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "PAY-THROUGH SECURITY"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "PREPAYMENT ASSUMPTION"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be


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made on the Pay-Through Security as of the close of the accrual period and (b)
the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders of Securities will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Trust Fund Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Trust Fund Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust--General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("INTEREST WEIGHTED SECURITIES"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount if any. Under this approach, a holder would be entitled to


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amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of
(a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 ACT") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in


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which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The IRS has issued regulations (the "AMORTIZABLE BOND PREMIUM REGULATIONS") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.


TAXATION OF THE REMIC AND ITS HOLDERS

     General. If a REMIC election is made with respect to a Series of Securities, then upon the issuance of those Securities, assuming such election is properly made, the provisions of the applicable Agreements are compiled with, and the statutory and regulatory requirements are satisfied, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement is of the opinion that the arrangement by which the Securities of that Series are issued will be treated as a REMIC and at the time the Securities are issued will deliver an opinion generally to that effect and to the effect that the Securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the Securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)
(C) (xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets), and (iii) effective September 1, 1997, Regular Interest Securities held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code. If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.


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     Status of Manufactured Housing Contracts. The federal income tax regulations relating to a REMIC (the "REMIC REGULATIONS") provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is a kind of customarily used at a fixed location.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.


REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.


TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal in come tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue-discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.


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     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued) (the "STARTUP DAY").
That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Federal Income Tax Consequences--General" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.


     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.


TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Security representing a residual interest (a "RESIDUAL INTEREST SECURITY") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable


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income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's


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alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules arc effective for tax years beginning after December 31, 1995, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 181(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections I-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the


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REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Under IRS regulations a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.


ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


TAX STATUS AS A GRANTOR TRUST

     General. If the related Prospectus Supplement does not specify that an election will be made to treat the assets of the Trust Fund as one or more REMICs or to treat the Trust Fund as a partnership, then Depositor will have structured the Trust Fund (or the portion of its assets for which a REMIC election will not be made) to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement, is of the opinion that, assuming compliance with the Agreements and with applicable law, such arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the Securities will be treated as representing ownership interests in the related Trust Fund assets (the Securities of such Series, "PASS-THROUGH SECURITIES") and at the time such Pass-Through Securities are issued, special counsel to the Depositor will deliver an opinion generally to that effect. In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("STRIPPED SECURITIES"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "SERVICING FEE"), at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.


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

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A holder of a Security that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("RATIO STRIPPED SECURITIES") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("EXCESS SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "CASH FLOW BOND METHOD"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments (0) secured by(2) those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to holders of Securities as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.


SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized


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

and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.


MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder of a Security, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders of Securities, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders of Securities and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.


TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("NONRESIDENTS"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of holders of Securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders of Residual Interest Securities should assume that such income does not qualify for


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

exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective Securityholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.


TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     If the related Prospectus Supplement specifies that an election will be made to treat the Trust Fund as a partnership, pursuant to Agreements upon which counsel shall conclude that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related Agreement and related documents and applicable law, Andrews & Kurth L.L.P., special counsel to the Depositor, or other counsel identified in the Prospectus Supplement, is of the opinion that the Trust Fund will not be treated as an association (or as a publicly traded partnership) taxable as a corporation for United States federal income tax purposes, and upon the issuance of such Securities, will deliver an opinion generally to that effect. If the Securities are structured as indebtedness issued by the partnership, special counsel to the Depositor also will opine that the Securities should be treated as debt for United States federal income tax purposes, and, if the Securities are structured as equity interests in the partnership, will opine that the Securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related Agreements and applicable law.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and holders of Certificates could be liable for any such tax that is unpaid by the Trust Fund.


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

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. In the case of a Trust Fund that issues Notes intended to be debt for federal income tax purposes, the Trust Fund will agree, and the holders of Notes will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), a within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a holder of a Note as ordinary interest income when received or accrued in accordance with such holder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a Note sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular holder of a Note will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such holder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a holder of a Note who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "1 portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Depositor or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Note fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.


TAX CONSEQUENCES TO THE HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund that will elect to be treated as a partnership, the Trust Fund and the Master Servicer will agree, and the holders of Certificates will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the holders of Certificates, and the Notes being debt of the partnership.

However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Stripped Securities, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each holder of a Certificate will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the holders of Certificates for such month; and (iv) any other amounts of income payable to the holders of Certificates for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. AR remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of Certificates. Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and holders of Certificates may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of Certificates but holders of Certificates may be purchasing Certificates at different times and at different prices, holders of Certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a holder of a Certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


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

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to holders of Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of Certificates.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of Certificates.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute all of its assets and liabilities to a new partnership and, immediately thereafter, to liquidate by distributing interests in the new partnership to the Certificateholders, with the Trust Fund, as the new partnership, thereafter continuing the business of the partnership deemed liquidated. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A holder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a holder of a Certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.


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

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of Certificates in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.


     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the holders of Certificates. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder of a Certificate sells its Certificates at a profit (loss), the purchasing holder of a Certificate will have a higher (lower) basis in the Certificates than the selling holder of a Certificate had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, holders of Certificates might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee (as defined in the applicable Prospectus Supplement) is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each holder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the holders of Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse


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determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Certificates, and, under certain circumstances, a holder of a Certificate may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Trust Fund.


     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of Certificates pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.


     The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state thereof or the District of Columbia (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.


     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of a Certificate who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of Certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "PLAN"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the Securities should determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities or any other person proposing to use the assets of a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA and the Code (including under the prohibited transactions rules described below) of the acquisition and ownership of such Securities.

     Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.


PROHIBITED TRANSACTIONS


GENERAL

     Sections 406 and 407 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA, collectively "PARTIES IN INTEREST") who have certain specified relationships to the Plan, unless an exemption applies (see below). Therefore, a Plan fiduciary or any other person using the assets of a Plan considering an investment in the Securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code, or whether there is an applicable exemption.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Securities--for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an


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"in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE-84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the Trust Fund if, as described below, the assets of the Trust
Fund were considered to include Plan assets.


PLAN ASSET REGULATION

     The United States Department of Labor ("DOL") has issued final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (29 C.F.R. Section 2510.3-101, the "PLAN ASSET REGULATION"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the assets of the entity will be treated as assets of the Plan unless certain exceptions apply. If the Securities were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Securities. Such plan assets would include an undivided interest in any assets held by the Trust Fund. In such an event, the Trustee and other persons, in providing services with respect to the Trust Fund's assets, may be Parties in Interest with respect to such Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the Trust Fund's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.



EXEMPTION 83-1

     In Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of , "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and


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holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("SINGLE FAMILY SECURITIES") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Securities issued in a Series consisting of only a single class of Securities provided that the Securities evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage of future principal payments (greater than 0%) on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool.

     The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series if any Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such reserve account, subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to such Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

     The DOL has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "EXEMPTION") from


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

certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the Securities by a Plan is on terms (including the price for such Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) the rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     (3) the Securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from one of Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), Duff & Phelps Inc. ("DUFF & PHELPS") or Fitch Investors Service, L.P. ("FITCH");

     (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting such Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the Trust Fund represents not more than the fair market value of such Trust Fund Assets; the sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the related Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Trust Fund must also meet the following requirements:

     (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year prior to the Plan's acquisition of the Securities; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Depositor, Morgan Stanley and the other underwriters set forth in the related Prospectus Supplement, the Trustee, the Master Servicer, the Pool Insurer, any obligor with respect to the Trust Fund Asset included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of any of such parties (the "RESTRICTED GROUP").


     The Exemption may apply to the acquisition, holding and transfer of the Securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor. Notwithstanding any of the foregoing, the Exemption will not apply with respect to any Securities until such time as the balance of the related Pre-Funding Account, if any, is reduced to zero. Accordingly, until such time, the Securities may not be purchased by Plans pursuant to the Exemption. As of the date hereof, there is no single Trust Fund Asset included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.


INSURANCE COMPANY PURCHASERS


     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption ("PTE") 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to
Section 401(c) of ERISA, the DOL published final regulations ("401(C) REGULATIONS") on January 5, 2000, providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. The 401(c) Regulations generally provide that, until July 5, 2001, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities on or after July 5, 2001.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a "MORTGAGE RELATED SECURITY").

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "POLICY STATEMENT") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 11 mortgage related securities, which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.


     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Securities, underwriters may receive compensation from the Depositor or from purchasers of Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Securities will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Securities, Morgan Stanley will receive a selling commission with respect to such Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Securities as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

     Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.


                                 LEGAL MATTERS

     The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Andrews & Kurth L.L.P. or other counsel identified in the Prospectus Supplement.


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING


     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "RATING AGENCY") specified in the related Prospectus Supplement.


     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.


     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.


     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                            INDEX OF DEFINED TERMS
1986 Act................................................................. 103
401(c) Regulations....................................................... 124
Accrual Securities........................................................ 49
Advance................................................................... 14
Agency Securities.......................................................... 1
Amortizable Bond Premium Regulations..................................... 104
APR....................................................................... 34
Available Funds........................................................... 48
Balloon Payment........................................................... 32
Belgian Cooperative....................................................... 60
beneficial owner.......................................................... 58
BIF....................................................................... 71
Book-Entry Securities..................................................... 58
borrower.................................................................. 93
Buydown Fund.............................................................. 32
Buydown Loans............................................................. 32
Calculation Agent......................................................... 55
Capitalized Interest Account.............................................. 74
Cash Flow Bond Method.................................................... 111
CEDEL..................................................................... 58
CEDEL Participants........................................................ 59
CERCLA............................................................. 24, 87
Certificates.......................................................... 1, 6
Charter Act............................................................... 38
Claimable Amount.......................................................... 98
Class Security Balance.................................................... 49
Closed-End Loans........................................................... 7
CMOs....................................................................... 8
Code............................................................... 15, 99
COFI Securities........................................................... 56
Combined Loan-to-Value Ratio.............................................. 34
Commission................................................................. 3
Commodity Indexed Securities.............................................. 48
Companion Classes......................................................... 53
Contingent Regulations................................................... 101
Contracts..................................................... 1, 7, 34
contracts................................................................. 90
Cooperative Loans......................................................... 31
Cooperatives.............................................................. 31
Currency Indexed Securities............................................... 48
Cut-Off Date.............................................................. 30
Cut-off Date............................................................... 6
Cut-Off Date Principal Balance............................................ 46
Debt Securities.......................................................... 100
Definitive Security....................................................... 58
Depositor.................................................................. 1
Detailed Description...................................................... 31
Distribution Date......................................................... 10
DOL...................................................................... 121
DTC................................................................ 27, 58
Duff & Phelps............................................................ 123
Eleventh District......................................................... 56
EPA....................................................................... 87

ERISA............................................................ 17, 120
Euroclear................................................................. 58
Euroclear Operator........................................................ 60
Euroclear Participants.................................................... 59
European Depositaries..................................................... 58
Excess Servicing......................................................... 110
Exchange Act............................................................... 3
EXEMPTION................................................................ 122
Face Amount............................................................... 48
FASIT.................................................................... 104
FHA....................................................................... 13
FHA Loans................................................................. 36
FHLBSF.................................................................... 56
FHLMC...................................................................... 1
FHLMC Act................................................................. 39
FHLMC Certificate Group................................................... 40
FHLMC Certificates......................................................... 8
FHLMC Project Certificates................................................ 41
Financial Intermediary.................................................... 58
Fitch.................................................................... 123
FNMA....................................................................... 1
FNMA Certificates.......................................................... 8
FNMA MBS.................................................................. 38
FNMA Project Issuers...................................................... 38
FNMA SMBS................................................................. 38
Foreign Person........................................................... 115
Funding Period............................................................ 27
Garn-St Germain Act....................................................... 89
GNMA....................................................................... 1
GNMA Certificates.......................................................... 8
GNMA Issuer............................................................... 36
GNMA Project Certificates................................................. 38
Guaranty Agreement........................................................ 37
Holder in Due Course Rules................................................ 25
Home Equity Loans..................................................... 1, 7
Home Improvement Contracts............................................ 1, 7
Home Improvements..................................................... 1, 7
Housing Act............................................................... 36
HUD................................................................ 36, 42
Indenture................................................................. 46
Index..................................................................... 48
Indexed Commodities....................................................... 48
Indexed Currency.......................................................... 48
Indexed Principal Amount.................................................. 47
Indexed Securities........................................................ 47
Installment Contract...................................................... 93
Insurance Proceeds........................................................ 72
Insured Expenses.......................................................... 72
Interest Weighted Securities............................................. 102
IRS...................................................................... 101
L/C Bank........................................................... 12, 63
L/C Percentage..................................................... 12, 63
lender.................................................................... 93
Liquidation Expenses...................................................... 72

Liquidation Proceeds...................................................... 72
Loan Rate.......................................................... 10, 32
Loan-to-Value Ratio....................................................... 34
Loans...................................................................... 1
Lockout Periods........................................................... 32
Manufactured Homes........................................................ 34
Manufactured Housing Contracts................................ 1, 7, 34
Master Servicer............................................................ 6
Master Servicing Agreement................................................ 30
Master Servicing Fee...................................................... 78
Moody's.................................................................. 123
Morgan.................................................................... 60
Morgan Stanley.................................................... 1, 126
Mortgage.................................................................. 70
Mortgage Loan.............................................................. 7
mortgage related securities............................................... 15
Mortgage Related Security................................................ 125
National Cost of Funds Index.............................................. 56
NCUA..................................................................... 125
New Withholding Regulations.............................................. 113
Nonresidents............................................................. 112
OID.............................................................. 16, 100
OID Regulations.......................................................... 100
Originator.......................................................... 2, 19
OTS....................................................................... 56
PACs...................................................................... 52
Participants.............................................................. 58
Parties in Interest...................................................... 120
Pass-Through Rate......................................................... 10
Pass-Through Securities.................................................. 109
Pay-Through Security..................................................... 101
Percentage Interests...................................................... 80
Permitted Investments..................................................... 64
Plan..................................................................... 120
Plan Asset Regulation.................................................... 121
PMBS....................................................................... 1
PMBS Agreement............................................................ 42
PMBS Issuer......................................................... 9, 42
PMBS Servicer....................................................... 9, 42
PMBS Trustee........................................................ 9, 42
Policy Statement......................................................... 125
Pool................................................................ 6, 30
Pool Insurance Policy..................................................... 65
Pool Insurer.............................................................. 65
Pooling and Servicing Agreement........................................... 46
Pre-Funding Account........................................................ 7
Prepayment Assumption.................................................... 101
Primary Mortgage Insurance Policy......................................... 33
Principal Prepayments..................................................... 49
Property Improvement Loans................................................ 95
PTE 83-1................................................................. 121
PTE............................................................. 120, 124
Purchase Price............................................................ 44
Rating Agency............................................................ 127

Ratio Stripped Securities................................................ 110
RCRA...................................................................... 88
Record Date............................................................... 47
Reference Banks........................................................... 55
Refinance Loan............................................................ 34
Regular Interest Securities.............................................. 100
Relevant Depositary....................................................... 58
Relief Act......................................................... 26, 93
REMIC............................................................... 2, 99
REMIC Regulations........................................................ 105
Reserve Account.................................................... 12, 48
Reserve Interest Rate..................................................... 55
Residual Interest Security............................................... 106
Restricted Group......................................................... 124
Retained Interest......................................................... 46
Revolving Credit Line Loans................................................ 7
Riegle Act................................................................ 25
Rules..................................................................... 58
S&P...................................................................... 123
SAIF...................................................................... 71
Secured Credit Exclusion.................................................. 87
Securities............................................................ 1, 6
Security Account.......................................................... 71
Security Owners........................................................... 58
Security Register......................................................... 47
Securityholders............................................................ 2
Seller..................................................................... 1
Sellers................................................................... 30
Senior Securities................................................... 9, 62
Series..................................................................... 1
Servicing Fee............................................................ 109
Short-Term Note.......................................................... 114
Single Family Properties.................................................. 33
Single Family Securities................................................. 122
SMMEA............................................................ 15, 125
Startup Day.............................................................. 106
Stock Index............................................................... 48
Stock Indexed Securities.................................................. 48
Strip..................................................................... 53
Stripped Securities...................................................... 109
Sub-Servicer.............................................................. 14
Sub-Servicers............................................................. 30
Sub-Servicing Agreement................................................... 74
Subordinated Securities............................................. 9, 62
Subsequent Loans.......................................................... 27
TACs...................................................................... 53
Terms and Conditions...................................................... 60
Thrift Institutions...................................................... 107
TIN...................................................................... 112
Title I Loans............................................................. 95
Title I Program........................................................... 95
Title V............................................................ 90, 92
Trust Agreement.................................................... 30, 46
Trust Fund................................................................. 1

Trust Fund Assets............................................. 1, 6, 30
Trustee............................................................. 6, 46
U.S. Person.............................................................. 119
UCC....................................................................... 86
VA........................................................................ 13
VA Guaranty............................................................... 78
VA Loans.................................................................. 36
yield to maturity......................................................... 21

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